                                                                EXHIBIT 10.24(D)

                   COMMERCIAL OFFICE LEASE

                          BETWEEN


               5055 WILSHIRE LIMITED PARTNERSHIP



                          as Landlord

                             AND


                   PLAYBOY ENTERPRISES, INC.


                           as Tenant


                     Dated: January 6, 1999





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

                          TABLE OF CONTENTS
                          -----------------


                                                                           Page
                                                                           ----

ARTICLE I
BASIC LEASE PROVISIONS.....................................................  1

ARTICLE II
THE PREMISES...............................................................  4

ARTICLE III
TERM.......................................................................  5

ARTICLE IV
RENT.......................................................................  5

ARTICLE V
SECURITY DEPOSIT...........................................................  6

ARTICLE VI
OPERATING EXPENSES.........................................................  6

ARTICLE VII
IMPOSITIONS RENTAL......................................................... 12

ARTICLE VIII
PARKING.................................................................... 14

ARTICLE IX
USE AND REQUIREMENTS OF LAW................................................ 15

ARTICLE X
ASSIGNMENT AND SUBLETTING.................................................. 18

ARTICLE XI
MAINTENANCE AND REPAIR..................................................... 21

ARTICLE XII
INITIAL CONSTRUCTION; ALTERATIONS.......................................... 22

ARTICLE XIII
SIGNS...................................................................... 24

ARTICLE XIV
TENANT'S EQUIPMENT AND PROPERTY............................................ 25


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ARTICLE XV
RIGHT OF ENTRY............................................................. 26

ARTICLE XVI
INSURANCE.................................................................. 26

ARTICLE XVII
LANDLORD SERVICES AND UTILITIES............................................ 28

ARTICLE XVIII
LIABILITY OF LANDLORD...................................................... 31

ARTICLE XIX
RULES AND REGULATIONS...................................................... 32

ARTICLE XX
DAMAGE; CONDEMNATION....................................................... 32

ARTICLE XXI
DEFAULT OF TENANT.......................................................... 34

ARTICLE XXII
MORTGAGES.................................................................. 36

ARTICLE XXIII
SURRENDER; HOLDING OVER.................................................... 37

ARTICLE XXIV
QUIET ENJOYMENT............................................................ 38

ARTICLE XXV
MISCELLANEOUS.............................................................. 38

ARTICLE XXVI
RIGHT OF FIRST OFFER....................................................... 42

ARTICLE XXVII
OPTION TO RENEW............................................................ 43

ARTICLE XVIII
SATELLITE ANTENNAE......................................................... 45


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                           LIST OF EXHIBITS
                           ----------------

Exhibit A-1    Plan Showing Premises
Exhibit A-2    Legal Description of Land
Exhibit B-1    Work Agreement
Exhibit B-2    Space Plan
Exhibit C      Rules and Regulations
Exhibit D      (Intentionally Deleted)
Exhibit E      Surface Parking Lot
Exhibit F      Right of First Offer Space
Exhibit G      License Agreement to Install a Satellite Antennae
Exhibit H      Confidentiality Agreement
Exhibit I      Monument Signage
Exhibit J      Subordination, Non-Disturbance and Attornment Agreement



5055 Wilshire - Playboy Enterprises, Inc. - Lease
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

                               COMMERCIAL OFFICE
                                     LEASE


     THIS COMMERCIAL OFFICE LEASE (hereinafter the "Lease") is made as of the 6th day of January 1999 ("Date of Lease"), by and between 5055 WILSHIRE LIMITED PARTNERSHIP, a Texas limited partnership ("Landlord"), and PLAYBOY ENTERPRISES, INC., a Delaware corporation ("Tenant").

  Landlord and Tenant, intending legally to be bound, agree as set forth below.

                                   ARTICLE I
                             BASIC LEASE PROVISIONS


     In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

     1.1 Building. The building located at the address indicated below which is on the Land (as hereinafter defined), and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto.

     1.2  Building Address:   5055 Wilshire Boulevard
                              Los Angeles, California 90036

     1.3 Premises. 21,270 rentable square feet known as Suite 800 and consisting of the entire eighth (8th) floor of the Building as outlined on Exhibit A-1 attached hereto and made a part hereof. The Premises contains 18,666 usable square feet and the rentable area thereof has been determined in accordance with ANSI/BOMA Z65.1-1996.

     1.4 Land. The piece or parcel of land which comprises the Project (as hereinafter defined), as more particularly described on Exhibit A-2 attached hereto and made a part hereof, and all rights, easements and appurtenances thereunto belonging or pertaining, or such portion thereof as shall be allocated by Landlord to the Project.

     1.5 Project. The development known as 5055 Wilshire consisting of the real property and all improvements built thereon including without limitation the Land, Building, Common Area (as hereinafter defined), Parking Facilities (as hereinafter defined), and any other buildings, walkways, driveways, fences and landscaping, containing approximately 168,873 rentable square feet. For purposes of this Lease, the calculation of the rentable square feet of the Project excludes the rentable square feet of the basement of the Building and the rentable square feet of the delicatessen.

     1.6  (Intentionally Deleted).

     1.7 Permitted Use. The Premises shall be used solely as a general business and video film editing office, including, without limitation, for a gentlemen's magazine. Under no circumstances shall any live nude video filming or live nude photography be conducted within the Premises.

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     1.8  Commencement Date. January 1, 1999, subject to adjustment as specified in Article III.

     1.9  Expiration Date. February 28, 2002.

     1.10 Term. Thirty-eight (38) months, beginning on the Commencement Date and expiring on the Expiration Date, subject to adjustment as specified in
Article III.

     1.11 Basic Rent. The amount set forth in the following schedule, subject to adjustment as specified in Article IV.



                       Monthly
                     ----------
          Month(s)   Basic Rent      Annual Basic Rent
          -------    ----------      -----------------
          1-12       $35,095.50         $421,146.00
          13-24      $36,159.00         $433,908.00
          25-38      $37,222.50         $446,670.00



     1.12  Base Year. A period of twelve (12) months comprising calendar year
1999.

     1.13 Lease Year. Each consecutive twelve (12) month period elapsing after:
(i) the Commencement Date if the Commencement Date occurs on the first day of a month; or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of a month. Notwithstanding the foregoing, the first Lease Year shall include the additional days, if any, between the Commencement Date and the first day of the month following the Commencement Date, in the event the Commencement Date does not occur on the first day of a month.

     1.14 Calendar Year. For the purpose of this Lease, Calendar Year shall be a period of twelve (12) months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

     1.15 Tenant's Proportionate Share. Tenant's Proportionate Share of the Project is 12.60% (determined by dividing the rentable square feet of the Premises by the rentable square feet of the Project and multiplying the resulting quotient by one hundred and rounding to the second decimal place).

     1.16 Parking Space Allocation. Tenant shall have the right to eighty-six
(86) parking spaces within the Parking Facilities, five (5) of which shall be reserved garage parking spaces at a rate of $125.00 per month per space for the initial Term, twenty-four (24) of which shall be unreserved garage parking spaces at a rate of $75.00 per month per space for the initial Term and fifty-seven (57) of which shall be unreserved parking spaces on the surface parking lot as shown on Exhibit E attached hereto and incorporated herein by reference. The rental rate for the surface parking spaces shall be $50.00 per month per space for the initial Term. All quoted parking rates are exclusive of taxes, which taxes shall be payable by Tenant in addition to parking rental simultaneously with payment of such rents. Tenant's Parking Space Allocation shall include one (1)

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unreserved handicapped parking space. Tenant shall have the right to reduce its
Parking Space Allocation in accordance with the provisions of Article VIII, Section (c).

     1.17 Security Deposit. (Intentionally Deleted).

     1.18 Broker (if any).

          Landlord's:              Grubb & Ellis Company
                                   1000 Wilshire Boulevard, Suite 200
                                   Los Angeles, California 90017


          Tenant's:                First Property Realty Corporation
                                   1930 Century Park West, Suite 333
                                   Los Angeles, California 90067



     1.19 Guarantor(s):            N/A

     1.20 Landlord's Notice        USAA Real Estate Company
          Address                  9830 Colonnade Boulevard, Suite 600
                                   San Antonio, Texas 78230-2239
                                   Attention: AVP Portfolio Management

     with a copy at                USAA Real Estate Company
     the same time to:             9830 Colonnade Boulevard, Suite 600
                                   San Antonio, Texas 78230-2239
                                   Attention: VP Real Estate Counsel

                                   USAA Realty Company
                                   2201 Dupont Drive, Suite 360
                                   Irvine, California 92612
                                   Attention: Executive Director, Western Region

                                   USAA Realty Company
                                   5055 Wilshire Boulevard, Suite 320
                                   Los Angeles, California 90036
                                   Attention: Property Manager

     1.21 Tenant's                 9242 Beverly Blvd.
          Notice Address:          Beverly Hills, California 90210
                                   Attention: Legal Department

     1.22 Guarantor(s)
          Notice Address:          N/A


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

     1.23 Interest Rate: The per annum interest rate listed as the base rate on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in the Wall Street Journal plus three percent (3%), but in no event greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish such rates, Landlord shall choose, at Landlord's reasonable discretion, a similarly published rate.

     1.24 Common Area: All areas, improvements, facilities and equipment from time to time designated by Landlord for the general and nonexclusive common use or benefit of Tenant, other tenants of the Project, Landlord and their respective Agents (as hereinafter defined), including, without limitation, roadways, entrances and exits, hallways, stairs, loading areas, landscaped areas , open areas, park areas, exterior lighting, service drives, walkways, sidewalks, atriums, courtyards, concourses, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas, vending or mail areas, common pipes, conduits, ducts and wires, and Parking Facilities.

     1.25 Agents: Officers, partners, directors, employees, agents, licensees, contractors, customers and invitees; to the extent customers and invitees are under the principal's control or direction.

     1.26 Parking Facilities: All parking areas now or hereafter designated by Landlord for use by tenants of the Project and/or their guests and invitees, including, without limitation, surface parking, parking decks, parking structures and parking areas under or within the Project whether reserved, exclusive, non-exclusive or otherwise.

                                  ARTICLE II
                                 THE PREMISES

     2.1 Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. It is specifically understood that, for the purpose of any calculations which are based on the rentable square feet of the Premises, the number of rentable square feet stated in Article I shall control. The Premises are leased subject to, and Tenant agrees not to violate, any and all Restrictions (as hereinafter defined) to the extent such Restrictions (i) do not materially interfere with or materially deprive Tenant of the benefit of Tenant's use and enjoyment of the Building or the Premises for the Permitted Use as defined in Section 1.7; (ii) do not materially affect Tenant's rights under the Lease; and (iii) do not deny Tenant reasonable ingress and egress to and from the Premises. The Restrictions shall be defined as all encumbrances of record as of the Date of Lease and all future covenants, conditions and restrictions placed of record which affect the Land. As an appurtenance to the Premises, Tenant shall have the general and nonexclusive right, together with Landlord and the other tenants of the Project and their respective Agents (as previously defined), to use the Common Area subject to the terms and conditions of this Lease.

     2.2 Landlord's Reservations. Landlord shall retain absolute dominion and control over the Common Area and shall operate and maintain the Common Area in such manner as Landlord in its sole discretion, shall determine; provided however, such exclusive right shall not operate to (i) prohibit Tenant from its material benefit and enjoyment of the Building or the Premises for the Permitted Use as defined in Section 1.7; (ii) deny Tenant reasonable ingress and egress to and from the Premises; or (iii) materially affect

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Tenant's rights under the Lease. Tenant acknowledges that without advance notice to Tenant and without any liability to Tenant in any respect, but subject to the conditions set forth in the immediately preceding sentence, Landlord shall have the right to (a) temporarily close any of the Common Area for maintenance, alteration or improvement purposes; and (b) change, alter, add to, temporarily close or otherwise affect the Parking Facilities or the Parking Space Allocation (provided, however, any Landlord reduction of the Parking Space Allocation must be temporary in nature and reasonably necessary in order to allow Landlord the opportunity to repair, restripe or otherwise operate and maintain the Parking Facilities) in such manner as Landlord, in its sole discretion, deems appropriate including, without limitation, the right to designate reserved spaces available only for use by one or more tenants (however, in such event, those parking spaces shall still be deemed Common Area for the purpose of the definition of Operating Expenses), provided that, except in emergency situations or situations beyond Landlord's control, Landlord shall provide reasonably comparable alternative Parking Facilities. Landlord may exercise any or all of the foregoing rights, subject to the foregoing conditions, without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

                                  ARTICLE III
                                     TERM

     The Term shall commence no later than the Commencement Date and expire at midnight on the Expiration Date. Notwithstanding the foregoing, if Substantial Completion (as defined in the Work Agreement attached hereto and made a part hereof as Exhibit B-1) of the Premises occurs on a date earlier than the Commencement Date, or if Tenant uses or accepts all or any portion of the Premises before the Commencement Date, for the purpose of conducting business operations therein, then the Commencement Date shall be the earlier of: (i) the date of Substantial Completion; or (ii) the date upon which Tenant uses or accepts all or any portion of the Premises for the purpose of conducting business operations therein. In such event, the Expiration Date shall remain unchanged. In accordance with the terms of the Work Agreement, Landlord shall diligently prosecute to completion the construction of all the Tenant Work. Landlord shall provide Tenant written notice upon Substantial Completion.

                                  ARTICLE IV
                                     RENT

     4.1 Basic Rent. Tenant shall pay to Landlord the Basic Rent as specified in
Section 1.11.

     4.2 Payment of Basic Rent. Basic Rent shall be payable in monthly installments as specified in Section 1.11, in advance, without demand, notice, deduction, offset or counterclaim, except as expressly provided herein, on or before the first day of each and every calendar month during the Term; provided, however, that the installment of the Basic Rent payable for the first full calendar month of the Term (and, if the Commencement Date occurs on a date other than on the first day of a calendar month, Basic Rent prorated from such date until the first day of the following month) shall be due and payable at the time of execution and delivery of this Lease. Tenant shall pay the Basic Rent and all Additional Rent as hereinafter defined, by good check or in lawful currency of the United States of America, to Landlord at such address as Landlord specifies to Tenant. Any payment made by Tenant to Landlord on account of Basic Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Basic Rent or Additional Rent then past due before being credited to Basic Rent currently due.

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     4.3 Additional Rent. All sums payable by Tenant under this Lease, other than Basic Rent, shall be deemed "Additional Rent," and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Basic Rent.

     4.4 Rent. Basic Rent as defined in Section 1.11 hereof and Additional Rent as defined in Section 4.3 above shall jointly be referred to as "Rent" within the meaning of California Civil Code Section 1951(a), the nonpayment of which shall entitle Landlord to exercise all rights and remedies provided in Article 21 or by law.

     4.5 Sales or Excise Taxes. Tenant shall pay to Landlord as Additional Rent, concurrently with payment of Basic Rent or Additional Rent to Landlord all taxes (including, but not limited to any and all sales, rent or excise taxes) on Basic Rent or Additional Rent or other amounts payable by Tenant to or otherwise benefitting Landlord, as levied or assessed by any governmental or political body or subdivision thereof against Landlord on account of such Basic Rent, Additional Rent or other amounts payable by Tenant to or otherwise benefitting Landlord, or any portion thereof. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance or succession transfer tax of Landlord or any income, profits, revenue tax or charge upon the net income of Landlord from all sources.

                                   ARTICLE V
                            (INTENTIONALLY DELETED)

                                  ARTICLE VI
                              OPERATING EXPENSES

     6.1 Operating Expense Rental. Commencing upon expiration of the Base Year, Tenant shall pay to Landlord throughout the remainder of the Term, as Additional Rent, Tenant's Proportionate Share (as defined in Section 1.15) of the amount by which the Operating Expenses (as hereinafter defined) during each Calendar Year exceed the Operating Expenses for the Base Year (the "Operating Expense Rental"). In the event that the Expiration Date is other than the last day of a Calendar Year, then the Operating Expenses for the Base Year and applicable Calendar Year shall be appropriately prorated.

     6.2 Operating Expenses Defined. As used herein, the term "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature, except as specifically excluded otherwise herein, which Landlord incurs because of or in connection with the ownership, maintenance, management and operation of the Project, including, if the Project is less than ninety-five percent (95%) occupied, all additional costs and expenses of operation, management and maintenance of the Project which Landlord reasonably determines that it would have paid or incurred during any Calendar Year, including the Base Year, if the Project had been ninety-five percent (95%) occupied. Subject to the restrictions and exclusions set forth below, Operating Expenses may include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

          (a) Wages and salaries of all employees, whether employed by Landlord or, if paid by Landlord, the Project's management company, engaged in the operation and maintenance of the Project, and all costs related to or associated with such employees or the carrying out of their duties, including uniforms

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and their cleaning, taxes, auto allowances and insurance and benefits
(including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

          (b) All supplies, tools, equipment and materials. including janitorial and lighting supplies, used directly in the operation and maintenance of the Project, including any lease payments therefor; provided, however, any such equipment which under generally accepted accounting principles should be classified as capital items shall be amortized on a straight-line basis over their useful lives, not to exceed the Project's useful life, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of purchasing such equipment;

          (c) All utilities, including, without limitation, electricity, telephone, water, sewer, power, gas, heating, lighting and air conditioning for the Project, except to the extent such utilities are charged directly to, or paid directly by, a tenant of the Project other than as a part of the Operating Expenses;

          (d) All maintenance, operation and service agreements for the Project, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the Parking Facilities, energy management, HVAC, plumbing and electrical systems, and for window cleaning, elevator maintenance, janitorial service, groundskeeping, interior and exterior landscaping and plant maintenance;

          (e) All insurance purchased by Landlord or the Project's management company relating to the Project and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, earthquake, rental loss, sprinkler and water damage insurance. Notwithstanding the foregoing, in the event the cost of earthquake insurance is not included within Operating Expenses for the Base Year, but is included within Operating Expenses for one or more subsequent years, Operating Expenses for the Base Year shall be deemed increased by the amount Landlord would have incurred had such cost of earthquake insurance actually been included within Operating Expenses for the Base Year. Furthermore, in the case of any insurance premiums which may be paid in annual or other periodic installments throughout the year, Landlord shall calculate Operating Expenses hereunder as if such insurance premium were paid in the maximum number of installments permitted without incurring interest or penalties, regardless of whether such premiums are actually paid in annual or periodic installments;

          (f) All repairs to the Project (excluding to the extent repairs are paid for by the proceeds of insurance or by Tenant or other third parties other than as a part of the Operating Expenses), including interior, exterior, structural or nonstructural repairs, and regardless of whether foreseen or unforeseen; provided, however, any such repairs which under generally accepted accounting principles should be classified as capital improvements shall be amortized on a straight-line basis over their useful lives, not to exceed the Projects useful life, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements. Notwithstanding the foregoing, (i) costs of replacement of any Building system (as opposed to costs of repair to the existing system or costs of replacing components of the existing system), which costs of replacement of the entire Building system exceeds Twenty-five Thousand and No/100 Dollars ($25,000.00) shall be specifically excluded from Operating Expenses unless otherwise permitted under subparagraph (1) below; and (ii) costs of replacement of any major structural component of the Building (excluding the roof) of a capital nature shall be specifically excluded unless otherwise permitted under subparagraph (1) below;

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          (g) All maintenance of the Project, including, without limitation, repainting, replacement of wall coverings and window coverings, replacement of carpeting, ice and snow removal, window washing, landscaping, groundskeeping trash removal and the patching, painting, resealing and complete resurfacing of roads, driveways and parking lots; provided, however, any such maintenance, repairs or replacements which under generally accepted accounting principles should be classified as capital improvements shall be amortized on a straight-line basis over their useful lives, not to exceed the Project's useful life, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements;

          (h) A management fee payable to Landlord or the company or companies managing the Project, if any; provided, however, the management fee for the initial Lease Term shall not exceed four percent (4%) of total rent (including Basic Rent and Additional Rent) collected for the Project during such Term;

          (i) That part of office rent or rental value of space in the Project used or furnished by Landlord to manage, operate and maintain the Project to the extent such rent or rental value does not exceed then current rates being charged for comparable space within the Miracle Mile Area;

          (j) Accounting and legal fees incurred in connection with the operation and maintenance of the Project, or related thereto;

          (k) Any additional services not provided to the Project at the Commencement Date but thereafter provided by Landlord which Landlord reasonably deems necessary or desirable in connection with the management or operation of the Project;

          (l) Any capital improvements made to the Project for the purpose of reducing Operating Expenses or which are required under any governmental law or regulation that was not applicable to the Project as of the Date of Lease (which are not a result of the nature of Tenant's specific use of the Premises, which capital improvements shall be the responsibility of Tenant), the cost of which shall be amortized on a straight-line basis over the improvement's useful life, not to exceed the Project's useful life, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements; and

          (m) Other expenses and costs reasonably necessary for operating and maintaining the Project.

Notwithstanding the foregoing, Operating Expenses shall not include:

     (i)    ground rents or underlying lease rental, if any;

     (ii)   bad debt loss, rent loss or reserves for bad debts or rent loss;

     (iii) interest, principal, points and fees or amortization on any mortgage or any other debt instrument encumbering the Project;

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(iv)      depreciation or amortization of the Project or any other improvements, fixtures or equipment within the Project, except as otherwise provided in subsections (b), (f), (g), and (1) above;

(v)       capital items other than those referred to in subsections (b), (f),
          (g) and (1) above;

(vi) expenditures incurred by Landlord for the repair or damage to the Project resulting from fire or other casualty to the extent Landlord is reimbursed by insurance proceeds;

(vii) expenditures incurred by Landlord for the repair of damage to the Project resulting from the exercise of the right of eminent domain or voluntary conveyance in lieu thereof to the extent Landlord is reimbursed by the condemning authority;

(viii)    expenditures which are reimbursed or compensated by warranties;

(ix) Landlord's advertising and promotional expenses, including the costs of acquiring and maintaining signs (other than directional or information signs) in or on the Building identifying the owner of the Building or other tenants;

(x)       leasing and sales commissions and finders' fees;

(xi) attorneys' fees incurred by Landlord in connection with negotiations for leases with tenants or prospective tenants of the Project and in connection with disputes with and/or enforcement of any leases with tenants or prospective tenants of the Project; provided, however, Operating Expenses shall include those reasonable attorneys' fees and other costs and expenses incurred in connection with Landlord's successful negotiations of disputes or claims related to enforcement of Rules and Regulations for the Project;

(xii) costs of tenant improvements, including architectural and engineering costs, "tenant allowances" and "tenant concessions", permit, license and inspection fees, clean-up costs and other costs and expenses incurred in renovating leased space for the exclusive use of a particular tenant of the Project;

(xiii) costs of tenant services not offered on a regular basis to all tenants of the Building;

(xiv) items and services for which a tenant or any third party specifically reimburses Landlord or for which a tenant pays third persons;

(xv) wages, salaries, fees and benefits paid to administrative or executive personnel of Landlord above the level of property manager for the Project and below such level for any personnel to the extent not involved in the direct management of the Building or Project;

(xvi) any cost representing an amount paid as interest or for services or materials to a person, firm or entity related to Landlord or any general partner of Landlord, to the extent such amount exceeds the amount that would be paid as interest or for such services or materials of

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

          comparable quality at the then existing market rates to an unrelated person, firm or corporation:

(xvii) costs associated with the operation of the business of the partnership which constitutes the Landlord, as the same are distinguished from the cost of operation of the Project;

(xviii) any compensation paid to persons, including clerks and attendants, in connection with Landlord's operating food or retail concessions, excluding any operation of the Parking Facilities;

(xix) costs incurred due to Landlord's violation of laws in effect as of the Date of Lease;

(xx) costs of litigation when a judgment of negligence is rendered against Landlord;

(xxi) Landlord's cost and expense of cleaning up, removing, remediating or repairing any soil or groundwater contamination or other damage or contamination caused by the presence or any release of Hazardous Materials in, on, from, under or about the Premises or Project, except to the extent of Tenant's obligations pursuant to Section 9.3 below;

(xxii)    Landlord's charitable or political contributions;

(xxiii) costs associated with the repair or correction of latent defects in the initial design or construction of the Project;

(xxiv) costs for paintings, sculpture or other works of art, unless decorative and non-investment grade in terms of quality and utilized for cosmetic enhancement of the Common Areas only; and

(xxv) all interest, late charges, penalties and attorneys' fees incurred as a result of Landlord's violation of laws (including environmental laws) promulgated after the Date of Lease, except to the extent resulting from the failure of Tenant to pay Rent in a timely manner;

(xxvi)    Impositions (as defined in Article VII hereof);

(xxvii) costs of compliance with the ADA to the extent Landlord is responsible for such costs pursuant to Section 9.4(a) herein or pursuant to
          Section 2.1 of the Work Agreement; and

(xxviii) costs incurred in connection with the development of one or more additional buildings on the Project, which development is intended for the purpose of increasing the leasable area of the Project.

     6.3 Adjustments to Operating Expense Rental. Landlord shall submit to Tenant, before the expiration of the Base Year and the beginning of each Calendar Year thereafter or as soon thereafter as reasonably possible, a statement of Landlord's reasonable estimate of Tenant's Proportionate Share of the increase in Operating Expenses over Operating Expenses for the Base Year payable by Tenant during such Calendar Year. Commencing upon expiration of the Base Year and in addition to the Basic Rent, Tenant shall

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pay to Landlord on or before the first day of each month during such Calendar
Year an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the estimated increase in Operating Expenses over Operating Expenses for the Base Year payable by Tenant for such Calendar Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If Landlord determines that, because of unexpected increases in Operating Expenses or other reasons, Landlord's estimate of the Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Operating Expenses due from Tenant for such Calendar Year or the balance thereof accompanied by an explanation of the necessity for such new statement and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement.

     Within ninety (90) days after the expiration of each Calendar Year following expiration of the Base Year, or as soon thereafter as is practicable, Landlord shall submit a statement to Tenant showing in reasonable detail the actual Operating Expenses for such Calendar Year and the Base Year, each broken down by component expenses, and Tenant's Proportionate Share of the amount by which such Operating Expenses exceed the Operating Expenses for the Base Year. If for any Calendar Year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Calendar Year exceed the Operating Expenses for the Base Year, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of estimated Operating Expenses or, in the event no monthly estimated Operating Expenses are being paid, Landlord shall credit Basic Rent. In the event the Lease has expired, any such overpayment shall be paid directly to the Tenant. If for any Calendar Year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Calendar Year exceed the Operating Expenses for the Base Year, then Tenant shall pay the total amount of such deficiency to Landlord within fifteen (15) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Operating Expenses shall survive the expiration or termination of this Lease.

     6.4 Right to Audit. Provided that no Event of Default shall exist under this Lease at the time Tenant exercises any audit right hereunder, Tenant shall have one hundred eighty (180) days after delivery of the Operating Expense Rental reconciliation statement within which to complete an audit of Landlord's books and records concerning the Operating Expenses for the Project for such previous Calendar Year, at Tenant's sole cost and expense. Tenant, or an independent certified public accountant designated by Tenant shall have the right to inspect Landlord's books and records concerning the Operating Expenses for the Project for such previous Calendar Year during Landlord's Normal Business Hours (as defined in Exhibit C) and at Landlord's local office upon at least thirty (30) days prior written notice. Such notice shall be accompanied by a Confidentiality Agreement, substantially in the form attached hereto as Exhibit H executed by Tenant and any other person which may perform such audit for Tenant. Tenant shall be entitled to only one audit per Calendar Year during the Term and in no event shall any audit extend beyond thirty (30) days, nor shall any auditor be compensated on a contingency fee basis. In the event of an assignment, Tenant and any assignee shall together be entitled to one audit per Calendar Year. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant shall deliver to Landlord a copy of the results of such audit within ten (10) days of receipt by Tenant. In the event that Tenant's review of Landlord's books and records results in a determination that Tenant's payment of Tenant's Proportionate Share of the Operating Expenses exceeded Tenant's Proportionate

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Share of the actual Operating Expenses which should have been passed through to
Tenant, as substantiated, at Landlord's option, by an independent certified public accountant, then a credit in the amount of the overpayment shall be applied towards Tenant's next monthly payments of Operating Expenses or, in the event no monthly estimated Operating Expenses are being paid, Landlord shall credit Basic Rent. In the event the Lease has expired, any overpayment shall be paid directly to the Tenant. Furthermore, in the event that Tenant's review of Landlord's books and records results in a determination that Tenant's payment of Tenant's Proportionate Share of Operating Expenses exceeded Tenant's Proportionate Share of the actual Operating Expenses which should have been passed through to Tenant by more than ten percent (10%), as substantiated, at Landlord's option, by an independent certified public accountant using generally accepted accounting principles, then, in addition to a credit to Operating Expense Rental as described above, Landlord shall also credit Tenant against Tenant's payments of future Operating Expense Rental (or, in the event no monthly estimated Operating Expenses are being paid, Landlord shall credit Basic
Rent), all out-of-pocket reasonable third party expenses incurred by Tenant in conducting the review. In the event the Lease has expired, such payment shall be made directly to the Tenant. In the event that Tenant's review of Landlord's books and records results in a determination that Tenant's payment of Tenant's Proportionate Share of the Operating Expenses was less than Tenant's Proportionate Share of the actual Operating Expenses which should have been passed through to Tenant, as substantiated at Landlord's option by a certified public accountant, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after delivery of an invoice from Landlord.

                                  ARTICLE VII
                              IMPOSITIONS RENTAL

     7.1 Impositions Rental. Commencing upon expiration of the Base Year, Tenant shall pay to Landlord, throughout the remainder of the Term as Additional Rent, Tenant's Proportionate Share (as defined in Section 1.15) of the amount by which the Impositions (as hereinafter defined) during each Calendar Year exceed the Impositions for the Base Year ("Impositions Rental"). In the event that the Expiration Date is other than the last day of a Calendar Year, then Impositions for the Base Year and applicable Calendar Year shall be appropriately prorated.

     7.2 Impositions Defined. Subject to the qualifications and limitations set forth below, Impositions shall be defined as all real property taxes and assessments levied against the Project and the various estates therein and the underlying Land, all personal property taxes levied on personal property of Landlord used in the management, operation, maintenance and repair of the Project, all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes and assessments on the Project or the sale, conveyance, assignment, ground lease or other transfer thereof, service payments in lieu of taxes, excises, transit charges and fees, housing, park and child care assessments, development and other assessments, reassessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project, its operations or the Rent provided for in this Lease, or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or Project or become payable during the Term. Further, for the purposes of this Article, Impositions shall include the reasonable expenses (including, without limitation, attorneys' fees)

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incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Impositions for a Calendar Year occurring during the Term, regardless of the outcome of such challenge. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Impositions. If as a result of any such challenge, a tax refund is made to Landlord, then provided no uncured Event of Default exists under this Lease, the amount of such refund less the expenses of the challenge shall be deducted from Impositions due in the Lease Year such refund is received. In the case of any Impositions which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the state, or any political subdivision thereof, a tax (including, but not limited to any sales tax) or excise on Rent or other amounts payable by Tenant to Landlord, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or a portion thereof, Tenant shall pay one hundred percent (100%) of any such tax or excise as Additional Rent as provided in
Section 4.5 above. Furthermore, nothing contained in this Lease shall require Tenant to pay any real property taxes or assessments attributable to the development of one or more additional buildings on the Project, which development is intended for the purpose of increasing the leasable area of the Project. Nothing contained in this Lease shall require Tenant to pay any penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments of and/or to file any tax or informational returns with respect to any Impositions, when due.

     7.3 Adjustments to Impositions Rental. Landlord shall submit to Tenant, before the expiration of the Base Year and the beginning of each Calendar Year thereafter or as soon thereafter as reasonably possible, a statement of Landlord's estimate of Tenant's Proportionate Share of the increase in Impositions over Impositions for the Base Year payable by Tenant during such Calendar Year. Commencing upon expiration of the Base Year and in addition to the Basic Rent, Tenant shall pay to Landlord on or before the first day of each month during such Calendar Year an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the estimated increase in Impositions over Impositions for the Base Year payable by Tenant for such Calendar Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If Landlord determines that, because of unexpected increases in Impositions or other reasons, Landlord's estimate of the Impositions was too low, then Landlord shall have the right to give a new statement of the Impositions due from Tenant for such Calendar Year or the balance thereof accompanied by an explanation of the necessity for such new statement and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement.

     Within ninety (90) days after the expiration of each Calendar Year following expiration of the Base Year, or as soon thereafter as is practicable, Landlord shall submit a statement to Tenant showing the actual Impositions for such Calendar Year and Tenant's Proportionate Share of the amount by which such Impositions exceed the Impositions for the Base Year. If for any Calendar Year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the amount by which the actual Impositions for such Calendar Year exceed the Impositions for the Base Year, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of estimated Impositions or, in the event no monthly

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estimated Impositions are being paid, Landlord shall credit Basic Rent. In the event the Lease has expired, any such overpayment shall be paid directly to the Tenant. If for any Calendar Year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the amount by which the actual Impositions for such Calendar Year exceed the Impositions for the Base Year, then Tenant shall pay the total amount of such deficiency to Landlord within fifteen (15) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Impositions shall survive the expiration or termination of this Lease.

     7.4 Tenant's Payment of Certain Tax Expenses. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the first three (3) Lease Years, any sale, refinancing or change in ownership of the Project is consummated, and, as a result thereof, and to the extent that in connection therewith, the Project is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of California Constitution Article XIIIA (commonly known as "Proposition 13"), then the terms of this Section 7.4 shall apply to such Reassessment of the Project, pursuant to Proposition 13.

          (a) The Tax Increase. For purposes of this Section 7.4, the term "Tax Increase" shall mean that portion of the Impositions, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment of the Project, pursuant to Proposition 13. Accordingly, the term Tax Increase shall not include any portion of the Impositions, as calculated immediately following the Reassessment, which (i) is attributable to the initial Proposition 13 assessment of the value of the Project, the Land, the Building or the tenant improvements located in the Building; (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during and included in such reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment; or (iii) is attributable to the annual inflationary increase of real estate taxes, but not in excess of two percent (2%) per annum.

          (b) Protection. During the first three (3) Lease Years, Tenant shall not be obligated to pay any portion of the Tax Increase.

                                  ARTICLE VIII
                                    PARKING

     (a) The Parking Facilities are available for the use of tenants of the Building and Project and their visitors and customers. All parking rights are subject to the reasonable rules, regulations, charges, rates, validation and identification systems set forth by Landlord from time to time. Subject to the provisions of Section 1.16, Landlord may restrict certain portions of the Parking Facilities for the exclusive use of one or more tenants of the Building and may designate other areas to be used at large only by customers and visitors of tenants of the Building. Landlord reserves the right to delegate the operation of the Parking Facilities to a parking operator which shall be entitled to all the obligations and benefits of Landlord under this Article VIII; provided, however, Landlord shall remain liable for all of its obligations under this Article VIII.

     (b) During the Lease Term, Tenant shall have the right in common with other tenants in the Building to rent/use the number of reserved and unreserved spaces in the Parking Facilities specified in Section 1.16. Tenant shall pay to Landlord as Additional Rental on the first day of each calendar month during the Term the

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parking space rental specified in Section 1.16, which amount is the initial charge in effect for the rent/use of such Parking Facilities. Notwithstanding the foregoing, Landlord reserves the right, from time to time, to make reasonable changes in, additions to and deletions from the Parking Facilities and the purposes to which the same may be devoted and to relocate Tenant's parking spaces within the Parking Facilities, provided that Landlord does not permanently reduce the number of Tenant's parking spaces specified in Section 1.16, except as specified in Section (c)(iv) below.

     (c) Upon thirty (30) days written notice to Landlord, Tenant shall have the right to reduce its Parking Space Allocation, as set for in Section 1.16, upon the following terms and conditions:

          (i) Tenant shall have the right to release up to seven (7) spaces in the parking garage. Tenant's notice to Landlord shall designate whether such released spaces are to be reserved or unreserved spaces in the parking garage.

          (ii) Tenant shall have the right to release up to fourteen (14) spaces in the surface parking lot.

          (iii) In the event Tenant chooses to reduce its Parking Space Allocation, Tenant's monthly parking fee shall be reduced accordingly based upon the monthly charge for the space released.

          (iv) Tenant shall have the right upon thirty (30) days written notice to Landlord to reactivate any of the previously released parking spaces; provided, however, that Tenant shall not have the right to reactivate any of the parking spaces located in the parking garage which Tenant has released for a continuous six (6) month period of time.

     (d) LANDLORD SHALL HAVE THE RIGHT TO CAUSE TO BE REMOVED ANY VEHICLES OF TENANT, ITS CUSTOMERS OR VISITORS THAT ARE PARKED IN VIOLATION OF THIS LEASE OR IN VIOLATION OF THE RULES AND REGULATIONS OF THE BUILDING, WITHOUT LIABILITY OF ANY KIND TO TENANT. TENANT ACKNOWLEDGES THAT, IN ORDER TO RECEIVE PARKING CARDS, IT MAY BE REQUIRED TO SUPPLY LANDLORD WITH A LIST OF LICENSE PLATE NUMBERS OF ALL AUTOMOBILES OWNED BY ITS EMPLOYEES GRANTED PARKING PRIVILEGES. LANDLORD SHALL NOT BE LIABLE FOR ANY CLAIMS, LOSSES, DAMAGES, EXPENSES OR DEMANDS WITH RESPECT TO ANY VEHICLES OF TENANT, ITS CUSTOMERS OR VISITORS THAT ARE PARKED IN THE PARKING FACILITIES, EXCEPT TO THE EXTENT CAUSED BY LANDLORD'S NEGLIGENCE OR WILLFUL MISCONDUCT AND NOT OTHERWISE COVERED BY INSURANCE REQUIRED TO BE OBTAINED AND MAINTAINED BY TENANT PURSUANT TO ARTICLE XVI HEREOF.

                                   ARTICLE IX
                          USE AND REQUIREMENTS OF LAW

     9.1 Use. The Premises will be used only for the Permitted Use (as defined in Section 1.7). Tenant will not: (i) do or permit to be done in or about the Premises, nor bring to, keep or permit to be brought or kept in the Premises, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date of Lease; (ii) do or permit anything to be done in or about the Premises which will in any way obstruct

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or interfere with the rights of other tenants of the Building or Project, or injure them; (iii) use or allow the Premises to be used for any unlawful purpose; (iv) cause, maintain or permit any nuisance in, on or about the Premises or commit or allow to be committed any waste in, on or about the Premises; or (v) subject the Premises to any use which would increase the existing rate of any insurance on the Project or any portion thereof or cause any cancellation of any standard insurance policy covering the Project or any portion thereof.

     9.2 Requirements of Law. At its sole cost and expense, Tenant will promptly comply with: (i) all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or in force after the Commencement Date of the Lease; (ii) the requirements of any board of fire underwriters or other similar body constituted now or after the Commencement Date of the Lease; (iii) any direction or occupancy certificate issued pursuant to any law by any public officer or officers; and (iv) all Restrictions, insofar as (i) - (iv) above relate to the condition, use or occupancy of the Premises, excluding requirements of structural changes, changes to the HVAC, fire, life safety or other Building systems or changes outside the Premises unless related to (a) Tenant's acts, (b) Tenant's business, (c) Tenant's use of the Premises, including Tenant's associated density requirements, or (d) improvements made by or for Tenant.

     9.3 (a) Hazardous Materials. Tenant shall not bring or permit to remain on the Premises or the Project, or allow any of Tenant's Agents to bring or permit to remain on the Premises or the Project, any asbestos, petroleum or petroleum products, used oil, explosives, toxic materials or substances defined as hazardous wastes, hazardous materials or hazardous substances under any federal, state or local law or regulation ("Hazardous Materials"), except for routine office and janitorial supplies used on the Premises and stored in the usual and customary manner and quantities, and in compliance with all applicable environmental laws and regulations. Tenant shall not install or operate any underground storage tanks on or under the Premises or the Project. Tenant's violation of the foregoing prohibitions shall constitute a material breach and default hereunder and Tenant shall indemnify, protect, hold harmless and defend (by counsel acceptable to Landlord) Landlord, and its Agents and each of their respective successors and assigns, from and against any and all claims, damages, penalties, fines, liabilities and cost (including reasonable attorneys' fees and court costs) caused by or arising out of (i) a violation of any of the foregoing prohibitions or (ii) the presence or release of any Hazardous Materials on, from, under or about the Premises, the Project or other properties as the result of Tenant's occupancy of the Premises. Tenant, at its sole cost and expense, shall clean up, remove, remediate and repair any soil or groundwater contamination or other damage or contamination in conformance with the requirements of applicable law caused by or arising out of (i) a violation of any of the foregoing prohibitions; or (ii) the presence or any release of any Hazardous Materials in, on, from, under or about the Premises or the Project as the result of Tenant's occupancy of the Premises. Neither the written consent of Landlord to the presence of the Hazardous Materials, nor Tenant's compliance with all laws applicable to such Hazardous Materials, shall relieve Tenant of its indemnification obligation under this Lease. Tenant shall immediately give Landlord written notice (i) of any suspected breach of this section, (ii) upon learning of the presence or any release of any Hazardous Materials, or (iii) upon receiving any notices from governmental agencies or other parties pertaining to Hazardous Materials which may affect the Premises. Landlord shall have the right from time to time, but not the obligation, upon reasonable advance notice to Tenant (except in the case of an emergency), to enter upon the Premises to conduct such inspections and undertake such sampling and testing activities as Landlord deems necessary or desirable to determine whether Tenant is in compliance with this provision. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease.

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          (b) Landlord shall indemnify, defend and hold harmless the Tenant from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities, losses and attorneys' fees to the sole extent caused by Landlord and (i) arising out of or in connection with the existence of Hazardous
Materials on the Premises, Building or Project; or (ii) relating to any clean-up or remediation of the Premises, Building or Project required under any applicable Environmental Laws. The obligations of Landlord under this Section 9.3(b) shall survive the expiration or earlier termination, for any reason, of this Lease.

          (c) If the existence of any Hazardous Materials in, on, from, under or about the Premises or the Project in violation of environmental law and from any cause other than as the result of Tenant's occupancy of the Premises renders the Premises unusable for the normal conduct of Tenant's business, and Tenant in fact ceases to use and occupy the Premises for the normal conduct of its business for a period of thirty (30) or more consecutive days after written notice from Tenant to Landlord, then Tenant shall have the ability to terminate this Lease upon thirty (30) days prior written notice to Landlord, whereupon this Lease shall terminate upon the expiration of the thirty (30) day period in the event Tenant is unable to reoccupy the Premises for the normal conduct of Tenant's business as a result of the continued existence of the Hazardous Materials in violation of environmental law.

     9.4 ADA Compliance. Notwithstanding any other statement in this Lease, the following provisions shall govern the parties' compliance with the Americans With Disabilities Act of 1990, as amended from time to time, Public Law
101-336; 42 U.S.C. (S)(S)12101, et seq. (the "ADA"):

          (a) To the extent governmentally required as of the Commencement Date of this Lease, Landlord shall be responsible for compliance with Title III of the ADA, at its expense, and such expense shall not be included as an Operating Expense of the Project, with respect to any repairs, replacements or alterations to the Common Area of the Project.

          (b) To the extent governmentally required subsequent to the Commencement Date of this Lease as a result of an amendment to Title III of the ADA subsequent to the Commencement Date of this Lease, Landlord shall be responsible for compliance with Title III of the ADA with respect to any repairs, replacements or alterations to the Common Area of the Project, and such expense shall be included as an Operating Expense of the Project.

          (c) To the extent governmentally required as of the Commencement Date of this Lease, Landlord shall comply with Title III of the ADA with respect to the initial construction of the Tenant Work (as defined within the Work Agreement) within the Premises. The cost of compliance with Title III of the ADA with respect to the initial construction of the Tenant Work shall be allocated in accordance with the provisions of Section 2.1 of the Work Agreement.

          (d) Subject to the limitations set forth in subparagraph (c) above, Landlord shall indemnify, defend and hold harmless Tenant and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys' and consultants' fees) arising out of or in any way connected with Landlord's failure to comply with Title III of the ADA as required above.

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

          (e) Except to the extent Landlord is responsible for compliance pursuant to subparagraph (c) above, to the extent governmentally required, Tenant shall be responsible for compliance, at its expense, with Titles I and III of the ADA with respect to the Premises.

          (f) Tenant shall indemnify, defend and hold harmless Landlord and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys' and consultants' fees) arising out of or in any way connected with Tenant's failure to comply with Titles I and III of the ADA as required in subparagraph (e) above.

                                   ARTICLE X
                           ASSIGNMENT AND SUBLETTING

     10.1  Landlord's Consent.

          (a) Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord, such consent not to be unreasonably withheld. Subject to the terms of Section 10.6 below, a transfer at any one time or from time to time of fifty percent (50%) or more of an interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person(s) or entity(ties) having an interest in ownership or control of Tenant shall be deemed to be an assignment of this Lease. Within twenty (20) days following Landlord's receipt of Tenant's request for Landlord's consent to a proposed assignment, sublease, or other encumbrance, together with all information required to be delivered by Tenant pursuant to the provisions of Section 10.2 hereof, Landlord shall: (i) consent to such proposed transaction; (ii) reasonably refuse such consent (which refusal shall include an explanation therefor); or (iii) elect to terminate this Lease in the event of an assignment, or in the case of a sublease, terminate this Lease as to the portion of the Premises proposed to be sublet in accordance with the provisions of
Section 10.4 below. In the event Landlord fails to timely respond within twenty
(20) days following Landlord's receipt of Tenant's request together with all information required to be delivered pursuant to the provisions of Section 10.2 below, Landlord shall be deemed to have refused such consent. Any assignment, sublease or other encumbrance without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder.

          (b) Without limiting other instances in which Landlord may reasonably withhold consert to an assignment or sublease, Landlord and Tenant acknowledge that Landlord may reasonably withhold consent in the following instances:

               (i) If the proposed use of the Premises by the assignee or sublessee conflicts with Section 1.7, requires alterations that would materially decrease the value of the leasehold improvements in the Premises, requires substantially increased services by Landlord, or would result in more than a reasonable number of occupants per floor;

               (ii) If the proposed assignee or sublessee is: a governmental entity; a person or entity with whom Landlord has negotiated for space in the Project during the prior six (6) months, provided

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other space of a size required by such entity is available in the Building; a present tenant in the Project; a person or entity whose tenancy in the Project would violate any exclusivity arrangement which Landlord has with any other tenant; a person or entity of a character or reputation or engaged in a business which is not consistent with the quality of the Project; or not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested;

               (iii) If the rent for any proposed assignee is less than the prevailing market rental rate for the Premises or comparable premises in the Project and other space of a size required by such entity is available in the Building, or if rent for any proposed sublessee is less than eighty percent (80%) of the prevailing market rate for the Premises or comparable premises within the Project and other space of a size required by such entity is available in the Building;

               (iv) If an Event of Default has occurred under this Lease or if an Event of Default would occur but for the pendency of any cure periods provided under Section 21.1.

          (c) Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

               (i) In the event of an assignment, contemporaneously with the granting of Landlord's aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties, and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefore along with Tenant.

               (ii) All terms and provisions of the Lease shall continue to apply after any such transaction.

               (iii) In any case where Landlord consents to an assignment, transfer, encumbrance or subletting, the undersigned Tenant and any Guarantor shall nevertheless remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this instrument against the undersigned Tenant, any Guarantor and/or any assignee without demand upon or proceeding in any way against any other person. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting.

               (iv) Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums. Notwithstanding the foregoing, in the event that the rent due and payable by a sublessee under any such permitted sublease (or a combination of the rent payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided Rent payable under this Lease,

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or if with respect to a permitted assignment, permitted license, or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee, or other transferee exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord a portion of Tenant's Net Profits as such term is defined in and in accordance with the provisions of Section 10.5 below within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case may be.

               (v) Tenant shall pay Landlord a fee in the amount of SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($750.00) to reimburse Landlord for all its expenses including, without limitation, reasonable attorney fees associated with Tenant's request to assign, sublet or otherwise encumber the Premises under the terms of the Lease.

     10.2 Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord:
(i) the name and address of the proposed assignee or subtenant; (ii) a counterpart of the proposed agreement of assignment or sublease; (iii) reasonable information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (iv) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (v) executed estoppel certificates from Tenant containing such information as provided in Section 25.4 herein; and (vi) any other information reasonably requested by Landlord.

     10.3  (Intentionally Deleted).

     10.4 Landlord's Option to Recapture Premises. If Tenant proposes to assign this Lease, Landlord may, at its option, upon written notice to Tenant given within thirty (30) days after its receipt of Tenant's notice of proposed assignment, together with all other necessary information, elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease all or part of the Premises for the remainder of the Term, Landlord may, at its option upon written notice to Tenant given within thirty (30) days after its receipt of Tenant's notice of proposed subletting, together with all other necessary information, elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. If a portion of the Premises is recaptured, the Rent payable under this Lease shall be proportionately reduced based on the square footage of the rentable square feet retained by Tenant and the square footage of the rentable square feet leased by Tenant immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment to this Lease in accordance therewith. Landlord may thereafter, without limitation, lease the recaptured portion of the Premises to the proposed assignee or subtenant without liability to Tenant. Upon any such termination, Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease with respect to the recaptured portion of the Premises, except with respect to obligations or liabilities which accrue or have accrued hereunder as of the date of such termination (in the same manner as if the date of such termination were the date originally fixed for the expiration of the term hereof).

     10.5 Distribution of Net Profits. In the event that Tenant assigns this Lease or sublets all or any portion of the Premises during the Term to any entity, Landlord shall receive fifty percent (50%) of any "Net Profits" (as hereinafter defined) and Tenant shall receive fifty percent (50%) of any Net Profits received by Tenant from any such assignment or subletting. The term "Net Profits" as used herein shall mean such portion

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of the Rent payable by such assignee or subtenant in excess of the Rent payable by Tenant under this Lease (or pro rata portion thereof in the event of a subletting) for the corresponding period, after deducting from such excess Rent the following:

     (i) all of Tenant's documented third party costs associated with such assignment or subletting, including, without limitation, broker commissions and attorney fees;

     (ii) any documented costs incurred by Tenant to prepare or alter the Premises, or portion thereof, for the assignee or sublessee;

     (iii) any documented design, construction or moving allowances, rental concessions or other documented out of pocket concession or cost incurred by Tenant.

In the event of an assignment of this Lease whereby a lump sum consideration is received by Tenant for such assignment, the "Net Profits" shall mean the lump sum actually received by Tenant after deducting from such consideration Tenant's costs and expenses as set forth in Paragraphs (i) through (iii) above.

     10.6 Transfers of Stock. Notwithstanding anything in this Article X to the contrary, transfers of Tenant's common stock on the New York Stock Exchange in the ordinary course of trading shall not be included in the calculation of the percentage of common stock which has transferred ownership, unless such transfers are pursuant to an agreement or agreements to which Tenant is a party. Furthermore, transfers of Tenant's stock by devise, inheritance, into trusts for the benefit of the transferors and/or the transferor's family or outright transfer to members of the transferor's family shall not be included in the calculation of the percentage of stock which has transferred ownership.

                                  ARTICLE XI
                            MAINTENANCE AND REPAIR

     11.1 Landlord's Obligation. Landlord will maintain, repair and restore in reasonably good order and condition (i) the Common Area (including lobbies, stairs, elevators, corridors, restrooms, walkways, driveways, grounds and Parking Facilities); (ii) the mechanical, plumbing, electrical and HVAC (as hereinafter defined) equipment serving the Building; and (iii) the structure of the Building (including roof, exterior walls, foundation, windows and Building standard lighting). The cost of such maintenance and repairs to the Building, the Common Area and said equipment shall be included in the Operating Expenses and paid by Tenant as provided but subject to the exclusions and limitations set forth in Article VI herein; provided, however, subject to the provisions of
Section 16.5 below, Tenant shall bear the full cost, plus ten percent (10%) of such cost for Landlord's overhead, of any maintenance, repair or restoration necessitated by the negligence or willful misconduct of Tenant or its Agents. Tenant waives all rights to make repairs at the expense of Landlord, to deduct the cost of such repairs from any payment owed to Landlord under this Lease or to vacate the Premises. Tenant further waives the provisions of California Civil Code Section 1941 and 1942 with respect to Landlord's obligations under this Lease.

     11.2 Tenant's Obligation. Subject to Landlord's express obligations set forth in Section 11.1 above, Tenant, at its expense, shall maintain the Premises (including Tenant's leasehold improvements, equipment, personal property and trade fixtures located in the Premises) in their condition at the time they were delivered

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to Tenant, reasonable wear and tear and casualty (to the extent governed by the provisions of Article XX) excepted. Tenant's obligation shall include without limitation the obligation to maintain and repair all interior wall coverings, floor coverings, ceilings, interior doors, entrances to the Premises, supplemental HVAC systems within the Premises and plumbing systems and fixtures (e.g. sink, garbage disposal, dishwasher, refrigerator water line) installed within the Premises by or at the request of Tenant, whether as part of the initial Tenant Work (unless such constitutes a punch list item or latent defect, in which event Landlord shall be responsible for repair pursuant to the provisions of Paragraph 7 of the Work Agreement) or as a future Alteration. Tenant will immediately advise Landlord of any damage to the Premises. All damage or injury to the Premises (excluding Tenant's equipment, personal property and trade fixtures) for which Tenant is obligated to repair pursuant to the provisions of this Section 11.2, but which repairs may affect the structure of the Building's mechanical, electrical, plumbing, HVAC or fire/life/safety systems, may be repaired, restored or replaced by Landlord, at the expense of Tenant and such expense will be collectible as Additional Rent and will be paid by Tenant upon demand. Neither Tenant nor its Agents shall repair, restore or replace any damage or injury to the Premises or the Project without the prior written consent of Landlord. Tenant and Tenant's telecommunications companies, including but not limited to, local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to the Land, Building or the Project for the installation and operation of telecommunications systems, including but not limited to, voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building without Landlord's prior written consent, such consent not to be unreasonably withheld.

     11.3 Landlord's Right to Maintain or Repair. If Tenant fails to maintain the Premises or if Landlord agrees to allow Tenant to repair, restore or replace any damage or injury as provided in Section 11.2 and Tenant fails within ten
(10) days following notice to Tenant, to commence to maintain or to repair, restore or replace any damage to the Premises or Project caused by Tenant or its Agents and diligently pursue to completion such maintenance or repair, restoration or replacement, Landlord may, at its option, cause all required maintenance or repairs, restorations or replacements to be made and Tenant shall pay Landlord pursuant to Section 11.2.

                                   ARTICLE XII
                       INITIAL CONSTRUCTION; ALTERATIONS

     12.1 Initial Construction. Landlord and Tenant agree that the construction of the Tenant Work (as defined in the Work Agreement) shall be performed in accordance with Exhibits B-1 and B-2. Subject to the construction of the Tenant Work, TENANT ACCEPTS THE PREMISES "AS IS", "WHERE IS" AND WITH ANY AND ALL FAULTS, LATENT DEFECTS DISCOVERED WITHIN THE FIRST LEASE YEAR EXCEPTED, AND LANDLORD NEITHER MAKES NOR HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY, SUITABILITY OR FITNESS THEREOF OF THE PREMISES, OR THE CONDITION OR REPAIR THEREOF. TENANT TAKING POSSESSION OF THE PREMISES SHALL BE CONCLUSIVE EVIDENCE FOR ALL PURPOSES OF TENANT'S ACCEPTANCE OF THE PREMISES IN GOOD ORDER AND SATISFACTORY CONDITION, AND IN A STATE AND CONDITION SATISFACTORY, ACCEPTABLE AND SUITABLE FOR THE TENANT'S USE PURSUANT TO THIS LEASE, LATENT DEFECTS DISCOVERED WITHIN THE FIRST LEASE YEAR EXCEPTED. TENANT HEREBY WAIVES THE BENEFIT OF CALIFORNIA CIVIL CODE SECTION 1941.

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     12.2  Alterations. Except for that Tenant Work which is governed by the provisions of Section 12.1 and the Work Agreement, Tenant shall not make or permit any additional alterations, decorations, additions or improvements of any kind or nature to the Premises or the Project, whether structural or nonstructural, interior, exterior or otherwise without the prior written consent of Landlord, said consent not to be unreasonably withheld (such additional alterations, decorations, additions and improvements collectively referred to as "Alterations"). Landlord may impose any reasonable conditions to its consent, including, without limitation: (i) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Project for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations; (ii) prior approval of the plans and specifications and contractor(s) with respect to the Alterations and any other documents and information reasonably requested by Landlord; (iii) supervision of the Alterations by Landlord's representative, at Tenant's expense, at a cost not to exceed three percent (3%) of the cost of all Alterations in excess of Ten Thousand and No/100 Dollars ($10,000.00); and (iv) proof of worker's compensation insurance and commercial general liability insurance in such amounts and meeting such requirements as reasonably requested by Landlord. Anything to the contrary notwithstanding, Tenant shall have the right, without Landlord's consent, to perform in the Premises nonstructural Alterations provided such Alterations (i) do not affect the other tenants of the Building or the Building's mechanical, electrical, plumbing, HVAC or fire, life safety systems; (ii) do not require any other alteration, addition, or improvement to be performed in or made to any Building system or any portion of the Building or Project other than the Premises; (iii) such Alterations do not alter the architectural or structural integrity of the Building; (iv) such Alterations are not visible from the exterior of the Premises; (v) the cost of such Alterations do not exceed $10,000.00 in any one Calendar Year; and (vi) Tenant has provided Landlord with at least ten (10) business days prior written notice of such Alterations. All Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the federal, state and local governments having jurisdiction over the Premises, including, without limitation, the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101, et seq.), the OSHA General Industry Standard (29 C.F.R. Section 1910.1001, et seq.), and the OSHA Construction Standard (29 C.F.R. Section 1926.1001, et seq.) and shall be performed in accordance with the terms and provisions of this Lease and in a good and workmanlike manner befitting a first class office building. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required. Subject to Section 12.4 herein, all Alterations and fixtures, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and, at the end of the Term will remain on the Premises without compensation to Tenant, except that Tenant may remove any furniture, equipment, personal property or trade fixtures that can be removed without material damage to the Premises, provided that no Event of Default exists pursuant to Section 21.1 below and Tenant repairs any damage to the Premises or the Project caused by such removal.

     12.3 Mechanics' Liens. Tenant will pay or cause to be paid all costs and charges for: (i) work done by Tenant or caused to be done by Tenant, in or to the Premises; and (ii) materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filed against the Premises, or any part of the Project, Tenant will cause such lien to be discharged of record within ten (10) days after notice of the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such 10-day period, a sufficient bond or other security reasonably satisfactory to Landlord of at least 150% of the amount of the claim. If a final judgment

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establishing the validity or existence of a lien for any amount is entered,
Tenant will immediately pay and satisfy the same. If Tenant fails to pay any charge for which a mechanic's lien has been filed, and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in all or any portion of the Project to liability under any mechanics' lien or to other lien law. If Tenant receives notice that a lien has been or is about to be filed against the Premises or any part of the Project or any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least ten (10) days prior to the commencement of any work (including, but not limited to, any maintenance, repairs or Alteration) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the general contractor and parties directly contracting with Tenant for the labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar notices, if applicable, on the Premises or in the public records in order to protect the Premises against such liens.

     12.4 Removal of Alterations. All or any part of the Alterations (including, without limitation, wiring), whether made with or without the consent of Landlord, shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. In the event Landlord's consent is requested to any Alterations, Landlord shall notify Tenant at the time such consent is given of any Alterations which will require removal before expiration of the Term. If Landlord requires the removal of all or part of the Alterations, Tenant, at its expense, shall repair any damage to the Premises or the Project caused by such removal and restore the Premises and the Project to its condition prior to the construction of such Alterations. If Tenant fails to remove the Alterations upon Landlord's request and repair and restore the Premises and Project, then Landlord may (but shall not be obligated to) remove, repair and restore the same and the cost of such removal, repair and restoration together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove, repair and restore the same, shall be charged to Tenant and paid upon demand.

     12.5 Landlord Alterations. Landlord shall have no obligation to make any Alterations in or to the Premises or the Project except as specifically provided in this Lease.

                                  ARTICLE XIII
                                     SIGNS

     Except as provided below, no sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Project or the outside or the inside (including, without limitation, the windows) of the Building or the Premises. Landlord shall provide, at Tenant's expense; provided, however, Tenant shall have access to the Tenant Improvement Allowance (as defined in the Work Agreement) for payment of same, a listing on the directory in the lobby of the Building listing all Building tenants, but shall have no obligation to list any assignees or subtenants. Landlord also shall, at Tenant's expense; provided, however, Tenant shall have access to the Tenant Improvement Allowance for payment of same, place the suite number and/or Tenant name on or in the immediate vicinity of the entry door to the Premises using Building standard sign material and lettering. Landlord shall have no obligation to provide any

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entry door signage for the benefit of any assignee or subtenant and any such signage provided by another party identifying the suite number and/or assignee or subtenant name in the Building shall be consistent with Building standard sign material and lettering and located on or in the immediate vicinity of the entry door to the assigned or sublet portion of the Premises. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay upon demand any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate from the demand date. Landlord agrees that it shall not permit signage to be placed on the roof or the exterior of the Building naming or referring to (i) "Penthouse" or "Hustler" magazines; (ii) the name of any directly competing gentlemen's magazine; or (iii) for the initial Lease term, the name of any gentlemen's magazine, unless such magazine is published by BPI Communications, Inc. ("BPI") or an affiliate or successor in interest to BPI, in which event the restriction shall not apply.

     Notwithstanding the foregoing, so long as (i) no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided under Section 21.1; and (ii) Playboy Enterprises, Inc. occupies the entire Premises, Tenant shall, at Tenant's sole cost and expense, have the nonexclusive right to display its name and corporate logo on a free-standing monument sign of a size and at that location indicated on Exhibit I. All signage shall be subject to the reasonable approval of Landlord as to location, lettering, design, material, size, lighting and color scheme prior to installation and shall conform to all applicable Restrictions, zoning and other govermnental ordinances, laws and regulations, including the Project's design signage and graphics program, and Tenant shall obtain all required approvals of third parties, if any. Tenant shall, at Tenant's sole cost and expense, maintain its signage in good condition and repair and upon the expiration or earlier termination of the Lease, shall remove such signage and repair the monument sign to its original condition. If Tenant shall fail to maintain or remove its signage, Landlord may do so at Tenant's sole cost and expense and Tenant shall reimburse Landlord upon demand. Tenant's right to signage under this paragraph shall be personal to Playboy Enterprises, Inc. and contain only its name and/or corporate logo.


                                  ARTICLE XIV
                        TENANT'S EQUIPMENT AND PROPERTY

     14.1 Moving Tenant's Property. Any and all damage or injury to the Premises or the Project caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant. No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except as may be approved in writing by Landlord, and the same shall be delivered only through the designated delivery entrance and freight elevator, if any, in the Building, at such times as shall be designated by Landlord. All moving of furniture, equipment, and other materials shall be subject to such reasonable rules and regulations as Landlord may promulgate from time to time; provided however, in no event shall Landlord be responsible for any damages to or charges for moving the same. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited. Tenant shall not be independently charged for the use of the elevators during Tenant's move into the Premises or at any other time except for costs otherwise appropriately included as Operating Expenses under Section 6.2 during the term of the Lease or for which Tenant bears responsibility pursuant to Section 11.1 of the Lease.

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     14.2 Installing and Operating Tenant's Equipment. Without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office equipment (including, without limitation, personal computers, fax machines and printers) that does not require wiring, cooling or other service in excess of Building standards, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Project, or (iii) any equipment which exceeds the load capacity per square foot for the Building. Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities and any additional power, wiring, cooling or other service (as determined in the reasonable discretion of Landlord) that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Project tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

                                   ARTICLE XV
                                 RIGHT OF ENTRY

     Tenant shall permit Landlord or its Agents, upon reasonable prior notice, to enter the Premises, without charge therefor to Landlord and without diminution of Rent: (i) to examine, inspect and protect the Premises and the Project; (ii) to make such alterations and repairs which in the reasonable judgment of Landlord may be deemed necessary or desirable; (iii) to exhibit the same to prospective purchaser(s) of the Building or the Project or to present or future Mortgagees; or (iv) to exhibit the same to prospective tenants during the last eighteen (18) months of the Term. Notwithstanding the foregoing, in the event of an apparent emergency condition arising within or affecting the Premises which endangers or threatens to endanger property or the safety of individuals, the requirement of reasonable prior notice is waived by Tenant.

                                  ARTICLE XVI
                                   INSURANCE

     16.1 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would: (i) jeopardize or be in conflict with standard fire insurance policies covering the Project, and fixtures and property in the Project; or (ii) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (iii) subject Landlord to any unusual or excess liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted upon the Premises.

     16.2 Landlord's Insurance. At all times during the Term, Landlord will carry and maintain:

          (a) fire and extended coverage insurance in commercially reasonable amounts covering the Building, its equipment and common area furnishings, and leasehold improvements in the Premises to the extent of any initial build out of the Premises by the Landlord;

          (b) bodily injury and property damage insurance with a combined single occurrence limit of not less than $1,000,000;

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          (c) umbrella liability insurance in excess of the underlying coverages listed in paragraph (b) above with limits of not less than $4,000,000 per occurrence and $4,000,000 aggregate; and

          (d) such other insurance as Landlord reasonably determines from time to time.

Except to the extent otherwise required above, the insurance coverages and amounts in this Section 16.2 will be determined by Landlord in an exercise of its reasonable discretion.

     16.3 Tenant's Insurance. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms reasonably satisfactory to Landlord:

          (a) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000. All such insurance will be on an occurrence commercial general liability form including without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article XVIII of this Lease. Such insurance shall include waiver of subrogation rights in favor of Landlord and Landlord's management company;

          (b) Insurance covering all of Tenant's furniture and fixtures, machinery, equipment, stock and any other personal property owned and used in Tenant's business and found in, on or about the Project, and any leasehold improvements to the Premises in excess of any initial buildout of the Premises by the Landlord, in an amount not less than the full replacement cost. Property forms will provide coverage on an open perils basis insuring against "all risks of direct physical loss." All policy proceeds will be used for the repair or replacement of the property damaged or destroyed, however, if this Lease ceases under the provisions of Article XX. Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery and equipment, stock and any other personal property;

          (c) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limit of $1,000,000 aggregate. Such insurance shall include waiver of subrogation rights in favor of Landlord and Landlord's management company;

          (d) If Tenant operates owned, hired, or nonowned vehicles on the Project, comprehensive automobile liability will be carried at a limit of liability not less than $1,000,000 combined bodily injury and property damage;

          (e) Umbrella liability insurance in excess of the underlying coverage listed in paragraphs (a), (c) and (d) above, with limits of not less than $4,000,000 per occurrence/$4,000,000 aggregate; and

          (f) All insurance required under this Article XVI shall be issued by such good and reputable insurance companies qualified to do and doing business in the state in which the Premises are located and having a rating not less than A:VIII as rated in the most current copy of Best's Insurance Report in the form customary to this locality.

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     16.4 Forms of the Policies. Landlord, Landlord's management company and such other parties as Landlord shall designate to Tenant who have an insurable interest in the Premises or Project shall be (i) named as additional insured with respect to the coverages provided for under Section 16.3 (a), (c), (d) and
(e) (other than Worker's Compensation), and (ii) as loss payees as their interest may appear with respect to the coverage provided under Section 16.3
(b). Certificates of insurance together with copies of the policies and any endorsements naming Landlord, Landlord's management company, and any others specified by Landlord as additional insureds or loss payee (as the case may be) will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term or reduction in coverage of each such policy. All commercial general liability and property policies herein required to be maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. Commercial general liability insurance required to be maintained by Tenant by this Article XVI will not be subject to a deductible in excess of $10,000.00. In the event Tenant fails to purchase and maintain any of the insurance required hereunder, Landlord reserves the right, but not the obligation, upon not less than ten (10) days prior notice to Tenant, to purchase such insurance on behalf of Tenant, and at Tenant's expense, with any expenses incurred by Landlord in connection therewith being reimbursed to Landlord by Tenant within thirty (30) days of written demand thereof.

     16.5 Mutual Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against the Agents of such other party for any loss or damage to such waiving party (including deductible amounts) arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article XVI or any other property insurance actually carried by such party to the extent of the limits of such policy. Landlord and Tenant, from time to time, will cause its respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Project or the Premises or the contents of the Project or the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant, to execute and deliver to Landlord and Landlord's management company such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

     16.6 Adequacy of Coverage. Landlord and its Agents make no representation that the limits of liability specified to be carried by Tenant pursuant to this
Article XVI are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense. Furthermore, in no way does the insurance required herein limit the liability of Tenant assumed elsewhere in the Lease.

                                  ARTICLE XVII
                        LANDLORD SERVICES AND UTILITIES

     17.1 Ordinary Services to the Premises. Landlord shall furnish to the Premises throughout the Term: (i) heating, ventilation, and air conditioning ("HVAC") appropriate for the Permitted Use during the hours of 7:00 A.M. and 6:00 P.M. Monday through Friday and between the hours of 9:00 A.M. and 1:00 P.M. Saturday, except for legal holidays observed by the federal government; (ii) janitorial service, including trash removal from the Premises Monday through Friday evenings; (iii) reasonable use of all existing basic intra-Building and/or Project telephone and network cabling; (iv) hot and cold water from points of supply; (v) restrooms; (vi) elevator service, provided that Landlord shall have the right to remove such elevators from service as may be required for moving freight or for servicing or maintaining the elevators or the Building;

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

provided, however, Landlord shall use commercially reasonable efforts to keep at least one elevator in service at all times; and (vii) proper facilities to furnish sufficient electrical power for Building standard lighting, typewriters, dictating equipment, calculating machines, personal computers, copiers, fax machines and other machines of similar low electrical consumption, but not including electricity and air conditioning units required for equipment of Tenant that is in excess of Building standard. The total demand load for Tenant's lighting and power (building system air conditioning and building system heating excluded) shall be equal to one and one-half (1-1/2) watts per usable square foot for lighting and six (6) watts per usable square foot for 120-volt power. The cost of all services provided by Landlord hereunder shall be included within Operating Expenses, unless charged directly (and not as a part of Operating Expenses) to Tenant or another tenant of the Project. Landlord may establish reasonable measures to conserve energy and water subject to its foregoing obligations.

     17.2 Additional Services. Should Tenant desire any additional services beyond those described in Section 17.1 hereof or a rendition of any of such services outside the normal times for providing such service, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord within thirty (30) days of demand Landlord's additional expenses resulting therefrom. Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of the utility, service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide such after-hours service. Should Landlord consent to a Tenant request for additional telecommunications services to the Project or the Building, which consent shall not be unreasonably withheld of delayed, Tenant shall pay as Additional Rent the actual installation, repair and maintenance charges for such use, including the cost of installing any necessary additional riser capacity, plus five percent (5%) of such expense for Landlord's overhead.

     17.3 Interruption of Services. Landlord will not be liable to Tenant or any other person, for direct or consequential damage, or otherwise, and Tenant shall not be entitled to any abatement or reduction of rent, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting or security or for any surges or interruptions of electricity, telecommunications or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services. Landlord reserves the right temporarily to discontinue such services, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvement, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation of any governmental agency, conditions of supply and demand which make any product unavailable, Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages, and Tenant shall not be entitled to any abatement or reduction of rent, resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's reasonable opinion, Landlord will have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its reasonable discretion, may deem appropriate, including, without limitation, locking doors and closing Parking Facilities and the Common Area. Landlord will not be liable for damages to persons or property or for injury to, or interruption of, business for any discontinuance permitted under this Article XVII, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease. Notwithstanding the foregoing, if (i) any interruption of utilities or services shall continue for ten (10) days after written notice from Tenant to Landlord; (ii) such interruption of utilities or services shall render any

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portion of the Premises unusable for the normal conduct of Tenant's business and Tenant, in fact, ceases to use and occupy such portion of the Premises for the normal conduct of its business; and (iii) such interruption of utilities or services is primarily due to the negligence or willful misconduct of Landlord; then all Rent payable hereunder with respect to such portion of the Premises rendered unusable for the normal conduct of Tenant's business in which Tenant, in fact, ceases to use and occupy, shall be abated after the expiration of such ten (10) day period, in the event such utilities or services are not restored, and continue until such time that the utilities or services are restored. Further notwithstanding the foregoing, (i) if any interruption of utilities or services shall continue for ten (10) consecutive business days after written notice from Tenant to Landlord, (ii) such interruption of utilities or services shall render any portion of the Premises unusable for the normal conduct of Tenant's business and Tenant, in fact, ceases to use and occupy such portion of the Premises for the normal conduct of its business; (iii) such interruption of utilities or services is due to an Event of Force Majeure (as defined in Section 25.11) or the negligence or willful misconduct of any third party; and (iv) the restoration of such interrupted utilities or services is reasonably within Landlord's direct control, then all Rent payable hereunder with respect to such portion of the Premises rendered unusable for the normal conduct of Tenant's business in which Tenant, in fact, ceases to use and occupy, shall be abated after the expiration of such thirty (30) day period, in the event such utilities or services are not restored, and continue until such time that the utilities or services are restored.

     17.4 Meters. Landlord reserves the right to separately meter or monitor the utility services provided to the Premises (at Tenant's expense, in the event Tenant's electrical usage exceeds normal business office usage levels as reasonably determined by Landlord) and bill the charges directly to Tenant or to separately meter any other tenant and bill the charges directly to such tenant and to make appropriate adjustments to the Operating Expenses based on the meter charges.

     17.5 Utility Charges. All telephone and other utility service not required to be furnished by Landlord pursuant to this Article XVII and used by Tenant in the Premises shall be paid for directly by Tenant.

     17.6 Auxiliary and Supplemental HVAC System. Notwithstanding the provisions of Section 17.2 above, Tenant shall have sole use of the Building Supplemental Cooling Tower (the "Cooling Tower") located on the roof of the Building, which Cooling Tower shall condition the water returning from the water source heat pumps (the "Heat Pumps") to be installed, at Tenant's sole cost and expense (provided, however, Tenant shall have access to the Tenant Work Allowance for payment of same) within the plenum of the Premises for the purpose of providing auxiliary heating, ventilation and air conditioning to the Premises after Normal Business Hours and for the purpose of providing supplemental heating, ventilation and air conditioning to portions of the Premises during Normal Business Hours. Landlord shall separately meter the Cooling Tower at Tenant's sole cost and expense (provided, however, Tenant shall have access to the Tenant Work Allowance for payment of same). Tenant shall be responsible for all electrical utility charges in connection with the operation of the Cooling Tower. Landlord shall, at Tenant's sole cost and expense, maintain and repair the Cooling Tower in good order and condition and Tenant shall additionally be responsible for the cost of any upgrades to or additional piping required to be installed between the Cooling Tower and Heat Pumps. Tenant shall separately meter the Heat Pumps to be installed within the Premises at Tenant's sole cost and expense (provided, however, Tenant shall have access to the Tenant Work Allowance for payment of same) and be responsible for all electrical utility charges in connection with the operation of the Heat Pumps. Tenant shall, at Tenant's sole cost and expense, maintain and repair the Heat Pumps in good order and condition. Landlord shall bill all charges in connection with the Cooling Tower and Heat Pumps directly to Tenant on a monthly

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

basis. Tenant shall reimburse Landlord in full within thirty (30) days of receipt of the bill. Tenant's obligations with respect to the Cooling Tower and Heat Pumps shall be in addition to and not in lieu of its obligation to pay its Proportionate Share of the HVAC costs for the Building in accordance with
Article VI herein. Prior to the Commencement Date, Landlord shall retain the services of a heating and air conditioning contractor to determine if the Cooling Tower on the roof and existing ceiling mounted HVAC unit within the Premises are in good operating condition and repair. The contractor shall prepare a written report on the condition of the Cooling Tower and HVAC unit and Landlord shall, at Landlord's sole cost and expense, make any repairs to the Cooling Tower and HVAC unit as recommended in the report; provided, however, Tenant shall continue to be responsible for the cost of any upgrades to or additional piping required to be installed between the Cooling Tower and Heat Pumps.

                                 ARTICLE XVIII
                             LIABILITY OF LANDLORD

     18.1 Indemnification. Tenant will neither hold nor attempt to hold
Landlord or its respective Agents liable for, and Tenant will indemnify and hold harmless Landlord, and its respective Agents, from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including, without limitation, attorneys' fees) incurred in connection with or arising from:

          (a) The use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant or the Agents of Tenant or any such person;

          (b) Any activity, work or thing done, permitted or suffered by Tenant, any person claiming under Tenant or the Agents of Tenant or any such person in or about the Premises;

          (c) Any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the Agents of Tenant or any such person;

          (d) Any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the Agents of Tenant or any such person of any term, covenant or provision of this Lease; and

          (e) Any injury or damage to the person, property or business of Tenant, or any person claiming under Tenant or the Agents of Tenant or any such person or any other person entering upon the Premises or the Project under the express or implied invitation of Tenant;

EXCEPT AS TO EACH OF THE INDEMNIFICATIONS SET FORTH ABOVE FOR ANY INJURY OR DAMAGE TO PERSONS OR PROPERTY TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, EMPLOYEES, REPRESENTATIVES AND CONTRACTORS UNLESS AND ONLY TO THE EXTENT COVERED BY INSURANCE REQUIRED TO BE OBTAINED AND MAINTAINED BY TENANT PURSUANT TO ARTICLE XVI HEREOF, IN WHICH EVENT AND TO SUCH EXTENT THE INDEMNIFICATIONS SET FORTH IN THIS SECTION 18.1 SHALL APPLY.

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          If any action or proceeding is brought against Landlord, or its respective Agents by reason of any such claim for which Tenant has indemnified Landlord, or its respective Agents, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord, as appropriate.

     18.2 Waiver and Release. TENANT, AS A MATERIAL PART OF THE CONSIDERATION
TO LANDLORD FOR THIS LEASE, BY THIS SECTION 18.2 WAIVES AND RELEASES ALL CLAIMS AGAINST LANDLORD, AND ITS AGENTS, EMPLOYEES, REPRESENTATIVES AND CONTRACTORS WITH RESPECT TO ALL MATTERS FOR WHICH LANDLORD HAS DISCLAIMED LIABILITY PURSUANT TO THE PROVISIONS OF THIS LEASE. TENANT COVENANTS AND AGREES THAT LANDLORD AND ITS AGENTS, EMPLOYEES, REPRESENTATIVES AND CONTRACTORS WILL NOT AT ANY TIME OR TO ANY EXTENT WHATSOEVER BE LIABLE, RESPONSIBLE OR IN ANY WAY ACCOUNTABLE FOR ANY LOSS, INJURY, DEATH OR DAMAGE (INCLUDING CONSEQUENTIAL DAMAGES) TO PERSONS, PROPERTY OR TENANT'S BUSINESS OCCASIONED BY ANY ACTS OR OMISSIONS OF ANY OTHER TENANT, OCCUPANT OR VISITOR OF THE PROJECT, OR FROM ANY CAUSE, EITHER ORDINARY OR EXTRAORDINARY, BEYOND THE CONTROL OF LANDLORD, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, EMPLOYEES, REPRESENTATIVES AND CONTRACTORS OR BREACH OF LANDLORD'S OBLIGATIONS UNDER THIS LEASE AND ONLY TO THE EXTENT NOT OTHERWISE COVERED BY INSURANCE REQUIRED TO BE OBTAINED AND MAINTAINED BY TENANT PURSUANT TO ARTICLE XVI HEREOF.

                                   ARTICLE XIX
                             RULES AND REGULATIONS

     Tenant and its Agents shall at all times abide by and observe the Rules and Regulations set forth in Exhibit C and any reasonable amendments thereto that may be promulgated from time to time by Landlord which do not deprive Tenant of the material benefits of this Lease, including, without limitation, the use and enjoyment of the Premises for the Permitted use as reflected in Section 1.7 for the operation and maintenance of the Project and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Project. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Project lease. If there is any inconsistency between this Lease (other than Exhibit C) and the then current Rules and Regulations, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations as is reasonably necessary.

                                   ARTICLE XX
                              DAMAGE; CONDEMNATION

     20.1 Damage to the Premises. If the Premises or the Building shall be damaged by fire or other insured cause, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall

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not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, if the Premises or the Building are damaged by fire or other insured cause to such an extent that, in Landlord's sole judgment, the damage cannot be substantially repaired within two hundred forty (240) days after the date of such damage, or if the Premises are substantially damaged during the last Lease Year, then: (i) Landlord may terminate this Lease as of the date of such damage by written notice to Tenant; or (ii) Tenant may terminate this Lease as of the date of such damage by written notice to Landlord within ten (10) days after (a) Landlord's delivery of a notice that the repairs cannot be made within such 240-day period (Landlord shall use reasonable efforts to deliver to Tenant such notice within forty-five (45) days of the date of such damage or casualty); or
(b) the date of damage, in the event the damage occurs during the last year of the Lease. Rent shall be apportioned and paid to the date of such termination.

     During the period that Tenant is deprived of the use of the damaged portion of the Premises, Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the Premises not reasonably usable by Tenant bears to the total Rentable Square Footage of the Premises before such damage. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace, or repair any of the following: (i) specialized Tenant improvements as reasonably determined by Landlord; (ii) Alterations; or (iii) any other personal property of Tenant.

     Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant's rights under California Civil code Sections 1932(2) and 1933(4) and agrees that in the event of any casualty, the terms of this lease shall govern.

     20.2 Condemnation. If twenty percent (20%) or more of the Building or fifty percent (50%) or more of the Land shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than twenty percent (20%) of the Building or fifty percent (50%) of the Land is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the portion of the Premises so taken bears to the Rentable Square Footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises. This Section 20.2 shall be Tenant's sole and exclusive remedy in the event of a taking or condemnation. Tenant hereby waives the benefit of California Code of Civil Procedure Section 1265.130.


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

                                  ARTICLE XXI
                               DEFAULT OF TENANT

     21.1 Events of Default. Each of the following shall constitute an Event of Default: (i) Tenant fails to pay Rent within ten (10) days after notice from Landlord that the same was not paid when due; provided that no such notice shall be required if at least two such notices shall have been given during the previous twelve (12) months; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within thirty (30) days after notice from Landlord; provided, however, that if Landlord reasonably determines that such failure cannot be cured within said 30-day period, then the period to cure the default shall be extended as reasonably necessary to cure the default, provided Tenant has commenced to cure the default within the 30-day period and diligently pursues such cure to completion; (iii) Tenant abandons the Premises or fails to take occupancy of the Premises within thirty (30) days of the Commencement Date; (iv) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises for all or substantially all of Tenant's or Guarantor's assets is appointed and not dismissed within thirty (30) days thereafter, (v) Tenant or Guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or Guarantor and is not discharged by Tenant or Guarantor within sixty (60) days or; (vi) Tenant fails to immediately remedy or discontinue any hazardous conditions which Tenant has created or permitted in violation of law or of this Lease. Any such notices required under this Section 21.1 shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure.

     21-2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity elect one or more of the following remedies:

          (a) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord, and Landlord shall have all the rights and remedies of a landlord provided by California Civil Code Section 1951.2, or any successor statute, and in addition to any other rights and remedies Landlord may have, Landlord shall be entitled to recover from Tenant:

          (i) the worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

          (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses


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

                 (including attorneys' fees, whether in-house or outside counsel) of recovering possession of the property, expenses of reletting, including necessary repair, renovation and alteration of the Premises and brokerage commissions, and any other reasonable costs and expenses.

     As used in Sections 21.2(a)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the prime rate per annum announced by Wells Fargo Bank, N.A., San Francisco, California as its prime rate. As used in
Section 21.2(a)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (b) Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to except to the extent otherwise required by law, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord's discretion. Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all of Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord;

          (c) In accordance with California Civil Code Section 1951.4 (or any successor statute), Tenant acknowledges that in the event Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

     21.3 Rights Upon Possession. If Landlord takes possession pursuant to this Article XXI, with or without terminating this Lease, Landlord may, at its option, remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof.

     21.4 No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof.


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No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

     21.5 Right of Landlord to Cure Tenant's Default. If an Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof to Tenant. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

     21.6 Late Payment. If Tenant fails to pay any Rent within ten (10) days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of six percent (6%) of the amount of such overdue Rent. In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within two (2) days after written demand from Landlord.

     21.7 Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

                                 ARTICLE XXII
                                   MORTGAGES

     22.1 Subordination. The form of Subordination, Non-Disturbance and Attornment Agreement to be executed by Tenant and Landlord's current Mortgagee simultaneously with the execution of this Lease is attached hereto as Exhibit J and incorporated by reference herein. This Lease is subject and subordinate to any future Mortgagee(s) which may hereafter affect the Land or Project and to all renewals, modifications, consolidations, replacements and extensions thereof, which subordination shall be self-operative; provided, however, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from such future Mortgagee in a form reasonably acceptable to Landlord, Tenant and such Mortgagee. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, the Mortgagee shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure whose name and address have been furnished to Tenant, execute, acknowledge and deliver any reasonable instrument that has for its purpose and effect the subordination of the lien of any Mortgage to this Lease or Tenant's attornment to such Purchaser.

     22.2 Mortgagee Protection. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has


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been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued. In the event of the sale of the Land, the Building or the Project by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.


                                 ARTICLE XXIII
                            SURRENDER; HOLDING OVER

     23.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty (to the extent governed by the provisions of Article XX herein). All trade fixtures, equipment, furniture, inventory, effects, alterations, additions and improvements left on or in the Premises or the Project after the Expiration Date or earlier termination of this Lease will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with the removal of such property, including, but not limited to, the costs of repairing any damage to the Premises or the Project caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

     23.2 Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a tenant-at-will pursuant to the terms and provisions of this Lease, except the daily Basic Rent shall be (i) one hundred twenty-five percent (125%) of the daily Basic Rent in effect on the Expiration Date or earlier termination of this Lease (computed on the basis of a thirty (30) day month) for the first thirty (30) days of any holdover period;
(ii) one hundred fifty percent (150%) of the daily Basic Rent in effect on the Expiration Date or earlier termination of this Lease (computed on the basis of a thirty (30) day month) for the next sixty (60) days of any holdover period and;
(iii) thereafter, twice the daily Basic Rent in effect on the Expiration Date or earlier termination of this Lease (computed on the basis of a thirty (30) day month). Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process provided under applicable state law. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession


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

                                 ARTICLE XXIV
                                QUIET ENJOYMENT

     Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease, the Restrictions and any Mortgage to which this Lease is subordinate.


                                  ARTICLE XXV
                                 MISCELLANEOUS

     25.1 No Representations by Landlord. Tenant acknowledges that neither Landlord nor its Agents nor any broker has made any representation or promise with respect to the Premises, the Project, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

     25.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

     25.3 Brokers. Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Landlord and Tenant each represents and warrants to the other that it has dealt with no broker, agent finder or other person other than Broker(s) relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any and all loss, costs, damages or expenses (including, without limitation, all attorneys fees and disbursements) by reason of any claim of liability to or from any broker or person arising from or out of any breach of the indemnitor's representation and warranty.

     25.4 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within fifteen (15) days after request therefor by Landlord, Mortgagee, any purchaser of all or any portion of the Project or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced, if such is the case (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises, if such is the case; (iv) the amounts of Basic Rent and Additional Rent currently payable by Tenant; (v) that any Alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant, if such is the case; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Basic Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Basic Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should


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be sent is as set forth in the Lease (or, if not, specifying the correct address); and (xi) any other similar certifications reasonably requested by Landlord.

     25.5 Waiver of Jury Trial. LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN CONNECTION WITH PROCEEDINGS OR COUNTERCLAIMS BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER OR TENANT'S USE OR OCCUPANCY OF THE PREMISES.

     25.6 Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if addressed and delivered to the respective parties' addresses, as set forth in Article I: (i) in person; (ii) by Federal Express or similar overnight carrier service; or (iii) mailed by certified or registered mail, return receipt requested, postage prepaid. Such notices shall be deemed received upon the earlier of receipt or, if mailed by certified or registered mail, three (3) days after such mailing. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

     25.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

     25.8 Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

     25.9 Benefit and Burden. Subject to the provisions of Article X and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder.

     25.10 Entire Agreement. This Lease (which includes the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

     25.11  Authority.

          (a) Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the district in which the Project is located, that the corporation has full power and authority to enter into this Lease and the person executing the Lease on behalf of Tenant is authorized to execute this Lease on behalf of the corporation.


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          (b)  If Tenant signs as a partnership, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed, validly existing partnership qualified to do business in the applicable state, that the partnership has full power and authority to enter into this Lease, and that he or she is authorized to execute this Lease on behalf of the partnership. Tenant further agrees that it shall provide Landlord with a partnership authorization certifying as to the above in a form acceptable to Landlord.

     25.12 Attorneys' Fees. If either Landlord or Tenant commences, engages in, or threatens to commence or engage in any legal action or proceeding against the other party (including, without limitation, litigation or arbitration) arising out of or in connection with the Lease, the Premises, or the Project (including, without limitation (a) the enforcement or interpretation of either party's rights or obligations under this Lease (whether in contract, tort, or both) or (b) the declaration of any rights or obligations under this Lease), the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, together with any costs and expenses, incurred in any such action or proceeding, including any attorneys' fees, costs, and expenses incurred on collection and on appeal.

     25.13 Interpretation. This Lease is governed by the laws of the state in which the Project is located. Furthermore, this Lease shall not be construed against either party more or less favorably by reason of authorship or origin of language.

     25.14  (Intentionally Deleted).

     25.15 No Personal Liability; Sale. Neither Landlord nor its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord's equity, interest and rights in the Building for satisfaction of Tenant's remedies on account thereof. Landlord or any successor owner shall have the right to transfer and assign to a third party, in whole or part, all of its rights and obligations hereunder and in the Building and Land, and in such event, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner. In the event of such transfer or assignment, Landlord shall transfer to such transferee or assignee the balance of the Security Deposit, if any, remaining after lawful deductions and, in accordance with California Civil Code Section 1950.7, after notice to Tenant, and Landlord shall thereupon be relieved of all liability with respect to the Security Deposit. Any successor to Landlord's interest shall not be bound by: (i) any payment of Basic Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of first year Basic Rent; or (ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease made without the consent of such Mortgagee.

     25.16 Time of the Essence. Time is of the essence as to Tenant's obligations contained in this Lease.

     25.17 Force Majeure. Landlord and Tenant (except with respect to the payment of Rent) shall not be chargeable with, liable for, or responsible to the other for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, governmental authorities (permitting or inspection), governmental


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

regulation of the sale of materials or supplies or the transportation thereof, war; invasion; insurrection; rebellion; riots; strikes or lockouts, inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of such party (collectively, "Events of Force Majeure"); and any such failure or delay due to said causes or any of them shall not be deemed to be a breach of or default in the performance of this Lease.

     25.18 Headings. Captions and headings are for convenience of reference only.

     25.19 Memorandum of Lease. Tenant shall, at the request of Landlord, execute and deliver a memorandum of lease in recordable form. Tenant shall not record such a memorandum or this Lease without Landlord's consent. The party requesting recordation of a memorandum of this Lease shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation.

     25.20  (Intentionally Deleted).

     25.21 Financial Reports. Within fifteen. (15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant's internally prepared financial statements, certified by Tenant. So long as Tenant remains a publicly traded corporation, Landlord shall accept Tenant's most recent annual report in satisfaction of Tenant's obligations under this Section 25.21.

     25.22 Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's actual out-of-pocket costs incurred in reviewing the proposed action or consent, including, without limitation, attorneys', engineers' or architects' fees, subject to the terms set forth below in this Section 25.22 and within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Landlord shall provide Tenant with a reasonable bid for any actual out-of-pocket costs to be in incurred by Landlord in reviewing a proposed action or consent requested by Tenant. In the event Tenant is willing to pay the bid amount, Tenant shall notify Landlord, whereupon Landlord shall proceed to review the proposed action or consent. In no event shall Tenant be obligated to pay more than the bid amount without Tenant's prior consent thereto. Tenant acknowledges that Landlord shall not proceed with the evaluation of any request until Tenant has approved the bid amount. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

     25.23  (Intentionally Deleted).

     25.24 Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

     25.25 Light, Air or View Rights. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building and Project shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.


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     25.26  Special Damages.  Under no circumstances whatsoever shall Landlord or Tenant ever be liable hereunder for consequential damages or special damages.

     25.27 Remedies and Cumulative. The remedies of Landlord hereunder shall be deemed cumulative and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

     25.28 Independent Covenant. The obligation of Tenant to pay all Rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of a prejudgment lien against or withhold, or deduct from, or offset against any rent and other sums provided hereunder to be paid Landlord by Tenant. Nothing contained herein shall prevent Tenant from claiming a constructive eviction under circumstances which constitute the same at law.

     25.29  (Intentionally Deleted).


                                 ARTICLE XXVI
                             RIGHT OF FIRST OFFER

     26.1  General.  If at any time within the Term any portion of the ninth
(9th) floor as reflected on Exhibit F attached hereto and incorporated by reference herein (the "Right of First Offering Space") becomes or Landlord receives notice will become vacant, Landlord shall so notify Tenant in writing. Tenant shall then have a period of ten (10) days after receipt of such notice in which to elect either to lease all of the Right of First Offering Space described in Landlord's notice or refuse to lease the same ("Right of First Offering"). Failure of Tenant to respond shall be deemed refusal to lease such Right of First Offering Space. This Right of First Offering shall not apply to space which is currently vacant until such currently vacant space is leased and subsequently becomes vacant and is subject to the rights of existing tenants in any lease, option, right of extension (heretofore or hereafter granted) or expansion right heretofore granted. In the event Tenant refuses to lease such Right of First Offering Space, Tenant's Right of First Offering with respect to that portion of the Right of First Offering Space offered to Tenant shall automatically cease and forever terminate. If Tenant elects to lease the Right of First Offering Space, then Landlord and Tenant, within thirty (30) days after Tenant delivers to Landlord notice of the exercise of such option, shall execute an amendment to this Lease which shall (i) add the applicable Right of First Offering Space to the Premises under this Lease; (ii) increase the annual Basic Rent by an amount equal to the product of the then prevailing annual Market Rate (as determined in accordance with Section 26.2 below) multiplied by the total number of rentable square feet in the applicable Right of First Offering Space; and (iii) increase Tenant's Proportionate Share in direct proportion to the increase of rentable square footage in the Premises as a result of said amendment. Except as otherwise specifically indicated in this Article XXVI, all of the terms and conditions contained in this Lease shall apply to the Right of First Offering Space; provided, however, no improvement allowances shall be provided to Tenant. The commencement date for any Right of First Offering Space shall be sixty (60) days after the later of (i) notice of Tenant's election to lease said Right of First Offering Space or (ii) vacation of such Right of First Offering Space by the previous tenant; provided, however in the event Tenant actually occupies the Right of First Offering Space prior to such date for the conduct of its business, the


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commencement date shall be the earlier date upon which such space is occupied.
In the event Tenant exercises any Right of First Offering, the Term with respect to such Right of First Offering Space shall be coterminous with the current remaining Term with respect to the Premises as may be extended.

     26.2 Market Rate. As used herein "Market Rate" shall mean the then prevailing market rate for full service base rent and with charges for parking, which parking charges shall be in addition to base rent, for tenants of comparable quality for leases in buildings of comparable size, use and location in the Miracle Mile Area, taking into consideration the extent of the availability of space as large as the Premises in the marketplace and all other economic terms and concessions then customarily prevailing in such leases in said marketplace.

     26.3 Condition of Premises. Tenant shall accept any Right of First Offering Space in "as is" condition as of the date of any election to lease such space hereunder.

     26.4 Conditions Precedent. Tenant's Right of First Offering is expressly subject to the following conditions precedent: (i) this Lease is in full force and effect; (ii) no materially adverse change in Tenant's financial condition has occurred, and (iii) no Event of Default shall exist, either at the time of giving written notice of Tenant's election to Landlord or at the time possession of any such space is delivered to Tenant.

     26.5 Holdover. Landlord shall not be liable for the failure to give possession of any Right of First Offering Space to Tenant by reason of the unauthorized holding over or retention of possession by any other tenant or occupant thereof, nor shall such failure impair the validity of this Lease nor extend the Term thereof.

     26.6 Termination of Right of First Offering. This Right of First Offering shall terminate on the first to occur of (i) Tenant's subleasing or assignment of any portion of the Premises, or (ii) eighteen (18) months prior to the expiration of the initial Term.

     26.7 Personal Right. This Right of First Offering is personal with respect to Playboy Enterprises, Inc. Any assignment or subletting shall automatically terminate Playboy Enterprises, Inc.'s rights hereunder.


                                 ARTICLE XXVII
                                OPTION TO RENEW

     27.1 Grant of Option and General Terms. Provided that (i) no material adverse change has occurred in Tenant's financial condition; (ii) this Lease is in full force and effect, and (iii) no Event of Default shall exist under this Lease, either on the date Tenant exercises its Renewal Option (as hereinafter defined) or as of the effective date of the Renewal Term (as hereinafter defined), Tenant shall have the option to extend the term of this Lease for one
(1) additional period (the "Renewal Option") of three (3) years (the "Renewal Term"). The Renewal Option shall be subject to all of the terms and conditions contained in the Lease except that (i) the Renewal Rent (as hereinafter defined) shall be as set forth below; (ii) Landlord shall have no obligation to improve the Premises; and (iii) there shall be no further option to extend the Term of the Lease beyond the Renewal Term.

     27.2 Renewal Rent. The Renewal Rent for the Renewal Term shall be an amount equal to the prevailing Market Rate. As used herein "Market Rate" shall. mean the then prevailing market rate for full


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service base rent and (with charges for parking, which parking charges shall be in addition to base rent) for tenants of comparable quality for renewal leases in buildings of comparable size, age, use location and quality in the Miracle Mile Area, taking into consideration the extent of the availability of space as large as the Premises in the marketplace and all other economic terms and concessions then customarily prevailing in such renewal leases in said marketplace.

     27.3 Determination of Market Rate. Tenant shall send Landlord a preliminary expression of Tenant's willingness to renew this Lease no earlier than two hundred seventy (270) days or later than two hundred forty (240) days prior to the expiration of the initial Term of this Lease ("Renewal Notice"). Tenant and Landlord shall negotiate in good faith to determine and mutually agree upon the Market Rate for the Renewal Term. If Landlord and Tenant are unable to agree upon the Market Rate for the Renewal Term, on or before one hundred eighty (180) days prior to the expiration of the initial Term of this Lease (the "Negotiation Period"), as evidenced by an amendment to the Lease executed by both Landlord and Tenant, then within five (5) days after the last day of the Negotiation Period, Tenant may, by written notice to Landlord (the "Notice of Exercise"), irrevocably elect to exercise such Renewal Option. In order for Tenant to exercise such Renewal Option, Tenant shall send the Notice of Exercise to Landlord stating (i) that Tenant is irrevocably exercising its right to extend the Term pursuant to Article XXVI; and (ii) Landlord and Tenant shall be irrevocably bound by the determination of Market Rate set forth hereinafter in this Section 27.3, and if applicable, Section 27.4. If Tenant shall fail to deliver the Notice of Exercise on or before five (5) days after the last day of the Negotiation Period, then Tenant shall have waived any right to exercise the Renewal Option. In the event any date referenced in this Section
27.3 falls on a day other than a business day, such date shall be deemed to be the next following business day.

     In the event Tenant timely delivers the Notice of Exercise to Landlord, Landlord and Tenant shall each simultaneously present to the other party their final determinations of the Market Rate for the Renewal Term (the "Final Offers") within ten (10) days after the last day of the Negotiation Period. If the Market Rate as determined by the lower of the two (2) proposed Final Offers is not more than ten percent (10%) below the higher, then the Market Rate shall be determined by averaging the two (2) Final Offers.

     If the difference between the lower of the two (2) proposed Final Offers is more than ten percent (10%) below the higher, then the Market Rate shall be determined by Baseball Arbitration (as hereinafter defined) in accordance with the procedure set forth in Section 27.4.

     27.4 Baseball Arbitration. For all purposes of this Lease, Baseball Arbitration shall follow the following procedures:

          (a) Within twenty (20) days after Landlord's receipt of Tenant's Notice of Exercise, Tenant and Landlord shall each select an arbitrator ("Tenant's Arbitrator" and "Landlord's Arbitrator", respectively) who shall be a qualified and impartial person licensed in the State of California as an MAI appraiser with at least five (5) years of experience in appraising the type of matters for which they are called on to appraise hereunder in the Miracle Mile Area.

          (b) Landlord's Arbitrator and Tenant's Arbitrator shall name a third arbitrator, similarly qualified, within ten (10) days after the appointment of Landlord's Arbitrator and Tenant's Arbitrator.


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

          (c) Said third arbitrator shall, after due consideration of the factors to be taken into account under the definition of Market Rate set forth in Section 26.2 and hearing whatever evidence the arbitrator deems appropriate from Landlord, Tenant and others, and obtaining any other information the arbitrator deems necessary, in good faith, make its own determination of the Market Rate for the Premises as of the commencement of the Renewal Term (the "Arbitrator's Initial Determination") and thereafter select either Landlord's Final Offer or the Tenant's Final Offer, but no other, whichever is closest to the Arbitrator's Initial Determination (the "Final Determination"), such determination to be made within thirty (30) days after the appointment of the third arbitrator. The Arbitrator's Initial Determination, Final Determination and the market information upon which such determinations are based shall be in writing and counterparts thereof shall be delivered to Landlord and Tenant within said thirty (30) day period. The arbitrator shall have no right or ability to determine the Market Rate in any other manner. The Final Determination shall be binding upon the parties hereto.

          (d) The costs and fees of the third arbitrator shall be paid by Landlord if the Final Determination shall be Tenant's Final Offer or by Tenant if the Final Determination shall be Landlord's Final Offer.

          (e) If Tenant fails to appoint Tenant's Arbitrator in the manner and within the time specified in Section 27.4, then the Market Rate for the Renewal Term shall be the Market Rate contained in the Landlord's Final Offer. If Landlord fails to appoint Landlord's Arbitrator in the manner and within the time specified in Section 27.4 then the Market Rate for the Renewal Term shall be the Market Rate contained in the Tenant's Final Offer. If Tenant's Arbitrator and Landlord's Arbitrator fail to appoint the third arbitrator within the time and in the manner prescribed in Section 27.4, then Landlord and Tenant shall jointly and promptly apply to the local office of the American Arbitration Association for the appointment of the third arbitrator.

     27.5 Personal Option. This Renewal Option is personal with respect to Playboy Enterprises, Inc. Any assignment or subletting shall automatically terminate Playboy Enterprises, Inc.'s rights hereunder.

     27.6 Subordination of Renewal Option. Landlord and Tenant acknowledge that Tenant's Renewal Option is expressly subordinate and inferior to any interest expressed by BPI or an affiliate or successor-in-interest to BPI to renew its lease within the Building (whether or not pursuant to a renewal option contained within the Lease), and in connection with such renewal to expand into all or a portion of the Premises. If the Landlord has reason to believe that BPI will expand into all or a portion of the Premises, Landlord shall notify Tenant within thirty (30) days after receipt of Tenant's
 Renewal Notice, whereupon Tenant's Renewal Option shall be terminated, void and of no further force and effect.


                                 ARTICLE XVIII
                              SATELLITE ANTENNAE

     Tenant shall have the right to install a satellite antennae in accordance with the provisions of the License Agreement to Install a Satellite Antennae attached hereto as Exhibit G.


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

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Date of Lease.


                                       LANDLORD:
ATTEST/WITNESS:                        ---------

  /s/ D. Y. Scharff                    5055 WILSHIRE LIMITED PARTNERSHIP,
-----------------------------          a Texas limited partnership
Name
                                       By:  L. A. WILSHIRE ONE, INC.,
  /s/ Scott Syamken                         a Delaware corporation,
-----------------------------               Its General Partner
Name

                                            By:    /s/ Stanley R. Alterman
                                                   ------------------------
                                            Name:  Stanley R. Alterman
                                                   ------------------------
                                            Title: ASST. VICE PRESIDENT
                                                   ------------------------

                                       Date Executed by Landlord: 1/6/99
                                                                 ----------

                                       TENANT:
                                       -------
ATTEST/WITNESS:

  /s/ Suzanne R. Shoemaker             PLAYBOY ENTERPRISES, INC.,
-----------------------------          a Delaware corporation
Name: Suzanne R. Shoemaker
     ------------------------


_____________________________          By: /s/ Howard Shapiro
Name:                                    -----------------------------------
     ------------------------          Name:   Howard Shapiro
                                            --------------------------------
                                       Title:  Ex VP
                                             -------------------------------
                                       Date Executed by Tenant:  12-29-98
                                                               -------------


5055 Wilshire - Playboy Enterprises, Inc. - Lease
12/22/98

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